UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒         Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12
LegacyTexas Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 17, 2017

Dear Fellow Shareholder:
You are cordially invited to attend the annual meeting of shareholders of LegacyTexas Financial Group, Inc.
The annual meeting will be held on Monday, May 22, 2017, at 3:30 PM local time, at the LegacyTexas Business Center, located at 5400 Independence Parkway, Suite 200 in Plano, Texas.
The matters expected to be acted upon at the annual meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and proxy statement. In addition, we will report on our progress during the past year and entertain your comments and questions.
Included with this proxy statement is a copy of our Annual Report on Form 10-K for the year ended December 31, 2016. We encourage you to read the Form 10-K. It includes information on our operations, products and services, as well as our audited financial statements. Although the Form 10-K is being provided to shareholders with the proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into the proxy statement by reference.
We encourage you to attend the annual meeting in person. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope or vote electronically via the Internet or telephone. See “How do I vote?” in the proxy statement for more details. Your prompt response will save us additional expense in soliciting proxies and will ensure that your shares are represented at the annual meeting. Returning the proxy or voting electronically does NOT deprive you of your right to attend the annual meeting and to vote your shares in person for matters being acted upon at the annual meeting.
Your Board of Directors and management are committed to the success of LegacyTexas Financial Group, Inc. and the enhancement of your investment. As Chairman of the Board, I want to express my appreciation for your confidence and support.

Very truly yours,

Anthony J. LeVecchio
Chairman of the Board

LEGACYTEXAS FINANCIAL GROUP, INC.
5851 LEGACY CIRCLE
PLANO, TEXAS 75024
(972) 578-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 22, 2017

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of LegacyTexas Financial Group, Inc. (the "Company") will be held as follows:

TIME	3:30 PM local time
Monday, May 22, 2017
PLACE	LegacyTexas Business Center 5400 Independence Parkway, Suite 200 Plano, Texas 75023
ITEMS OF BUSINESS	(1)	Election of three directors of the Company.
	(2)	Advisory (non-binding) vote on executive compensation.
	(3)	Advisory (non-binding) vote on the frequency of the advisory vote on executive compensation.
	(4)	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.
	(5)	Approval of the Company's 2017 Omnibus Incentive Plan.
	(6)	Approval of the Company's charter amendment to declassify the Board of Directors and other related amendments.
	(7)	Transaction of such other business as may properly come before the annual meeting, or any adjournments or postponements thereof.
RECORD DATE	Holders of record of Company common stock at the close of business on March 31, 2017, are entitled to vote at the annual meeting or any adjournment or postponement thereof.
PROXY VOTING
It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered shareholders, that is, shareholders who hold their stock in their own name, can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. Regardless of the number of shares you own, your vote is very important. Please act today.

By Order of the Board of Directors

Anthony J. LeVecchio
Chairman of the Board
Plano, Texas
April 17, 2017
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2017: This Notice of Annual Meeting and LegacyTexas Financial Group, Inc.'s proxy statement and Annual Report on Form 10-K for the year ended December 31, 2016 are available on the Internet at http://www.viewproxy.com/LTXB/2017/.

LEGACYTEXAS FINANCIAL GROUP, INC.
5851 Legacy Circle
Plano, Texas 75024
(972) 578-5000

PROXY STATEMENT

INTRODUCTION

The LegacyTexas Financial Group, Inc. (the "Company," "we," "us" and "our") Board of Directors is using this proxy statement to solicit proxies from the holders of Company common stock for use at the Company's upcoming annual meeting of shareholders. The annual meeting of shareholders will be held on Monday, May 22, 2017 at 3:30 PM local time at the LegacyTexas Business Center, located at 5400 Independence Parkway, Suite 200, in Plano, Texas.
At the annual meeting, shareholders will be asked to vote on six proposals, which are set forth in the accompanying Notice of Annual Meeting of Shareholders and are described in more detail below. Shareholders also will consider any other business that may properly come before the annual meeting, although the Board of Directors knows of no other business to be presented. Certain of the information in this proxy statement relates to LegacyTexas Bank (the "Bank"), the wholly owned subsidiary of the Company.
By submitting your proxy, either by executing and returning the enclosed proxy card or by voting electronically via the Internet or by telephone, you authorize the Company's Board of Directors to represent you and vote your shares at the annual meeting in accordance with your instructions. The Board of Directors also may vote your shares to adjourn the annual meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the annual meeting. This proxy statement and the accompanying materials are being mailed to shareholders on or about April 17, 2017.
Your proxy vote is important. Whether or not you plan to attend the annual meeting, please submit your proxy promptly either in the enclosed envelope, via the Internet or by telephone.
INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will be asked to vote on the following proposals:

Proposal 1.	Election of three directors of the Company;
Proposal 2.	Advisory (non-binding) vote on executive compensation;
Proposal 3.	Advisory (non-binding) vote on the frequency of the advisory vote on executive compensation;
Proposal 4.	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017;
Proposal 5.	Approval of the Company's 2017 Omnibus Incentive Plan; and
Proposal 6.	Approval of the Company's charter amendment to declassify the Board of Directors and other related amendments.

Shareholders also will transact any other business that may properly come before the annual meeting. Members of our management team will be present at the annual meeting to respond to appropriate questions from shareholders.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

•	FOR the election of the three director nominees named in this proxy statement;

•	FOR the advisory vote on executive compensation;

•	FOR holding future advisory votes on executive compensation every year;

•	FOR ratification of the appointment of Ernst and Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	FOR approval of the Company's 2017 Omnibus Incentive Plan; and

•	FOR approval of the Company's charter amendment to declassify the Board of Directors and other related amendments.

Who is entitled to vote?
The record date for the annual meeting is March 31, 2017. Only shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the annual meeting. The only class of stock entitled to be voted at the annual meeting is the common stock of the Company. Each outstanding share of common stock is entitled to one vote for each matter before the annual meeting: provided, however, that pursuant to Section D of Article 5 of the Company's charter, no shareholder who beneficially owns more than 10.0% of the shares of our common stock outstanding as of that date may vote shares in excess of this limit. At the close of business on the record date there were 47,920,925 shares of common stock outstanding.
What if my shares are held in “street name” by a broker?

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions.
What if my shares are held in the Company's employee stock ownership plan?

We maintain an employee stock ownership plan which owned approximately 4.9% of the Company's common stock at December 31, 2016. Employees of the Company and the Bank participate in the employee stock ownership plan. Each participant instructs the trustee of the plan how to vote the shares of common stock allocated to his or her account under the employee stock ownership plan. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant's shares in accordance with the instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the annual meeting, or in the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her employee stock ownership plan account, the trustee will vote the shares “FOR” each of the proposals set forth in this proxy statement. The trustee will vote the shares of Company common stock held in the employee stock ownership plan but not allocated to any participant's account in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the employee stock ownership plan with respect to each proposal.

How many shares must be present to hold the annual meeting?

A quorum must be present at the annual meeting for any business to be conducted. The presence at the annual meeting, in person or by proxy, of the holders of at least one-third of the shares of common stock outstanding on the record date will constitute a quorum. Abstentions and "broker non-votes" (i.e., shares held by a broker, as nominee, which are not voted) will be treated as shares present for quorum purposes.

What if a quorum is not present at the annual meeting?

If a quorum is not present at the scheduled time of the annual meeting, the shareholders who are represented may adjourn the annual meeting until a quorum is present. The time and place of the adjourned annual meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the annual meeting.

How do I vote?

You may vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions.

You may vote by telephone. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote by telephone by following the instructions included with the proxy card. If you vote by telephone, you do not have to mail in your proxy card.

You may vote on the Internet. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote on the Internet by following the instructions included with the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

You may vote in person at the annual meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of Company common stock on March 31, 2017, the record date for voting at the annual meeting.

Can I vote by telephone or on the Internet if I am not a registered shareholder?

If your shares are held in “street name” by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet.

Can I change my vote after I submit my proxy?

If you are a registered shareholder, you may revoke your proxy and change your vote at any time before the polls close at the annual meeting by:

•	signing another proxy with a later date;

•	voting by telephone or on the Internet-your latest telephone or Internet vote will be counted;

•	giving written notice of the revocation of your proxy to the Secretary of the Company prior to the annual meeting; or

•	voting in person at the annual meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions received from your nominee to change those instructions.

What if I do not specify how my shares are to be voted?

If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the three director nominees named in this proxy statement;

•	FOR the advisory vote on executive compensation;

•	FOR holding future advisory votes on executive compensation every year;

•	FOR ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017;

•	FOR approval of the Company's 2017 Omnibus Incentive Plan; and

•	FOR approval of the Company's charter amendment to declassify the Board of Directors and other related amendments.

Will any other business be conducted at the annual meeting?

The Board of Directors knows of no other business that will be conducted at the annual meeting. If any other proposal properly comes before the shareholders for a vote at the annual meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to approve the proposals?

Directors are elected by a plurality of the votes cast, which means that the director nominees who receive the highest number of votes for the positions to be filled will be elected. Beginning at next year's annual meeting, majority voting procedures will apply for the election of directors in uncontested elections. See "Proposal 6 - Approval of the Company's Charter Amendment to Declassify the Board of Directors and Other Related Amendments."

The advisory vote on executive compensation, ratification of Ernst & Young LLP, and approval of the Company's 2017 Omnibus Incentive Plan each requires the affirmative vote of a majority of the votes cast on the matter. With respect to the advisory vote on the frequency of the advisory vote on executive compensation, the choice receiving the greatest number of votes - one year, two years or three years - will be the frequency that shareholders will be deemed to have approved. Abstentions and broker non-votes will not be counted as votes cast on these matters. Accordingly, abstentions and broker non-votes will have no effect on the advisory vote on executive compensation, the advisory vote on the frequency of the advisory vote on executive compensation, approval of the Company's 2017 Omnibus Incentive Plan or ratification of the appointment of Ernst & Young LLP.

Approval of the Company's charter amendment to declassify the Board of Directors and other related amendments requires the affirmative vote of the holders of eighty percent (80%) of the outstanding shares of common stock of the Company. As a result, abstentions and broker non-votes will have the same effect as a vote against approval of the Company's charter amendment to declassify the Board and other related amendments.

STOCK OWNERSHIP OF MANAGEMENT

The following table presents information regarding the beneficial ownership of Company common stock, as of March 31, 2017, by (i) each director and nominee for election as director; (ii) executive officers named in the “Summary Compensation Table” contained in the "Compensation Discussion and Analysis" section of this proxy statement, and (iii) all directors and executives as a group. Except as indicated otherwise, each person has sole voting and investment powers for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. The address of each person listed below is the same as the Company's address. An asterisk (*) denotes beneficial ownership of less than one percent. As of March 31, 2017, there were 47,920,925 shares of Company common stock outstanding.

Name of Beneficial Owner	Beneficial Ownership		Percentage of Common Stock Outstanding
George A. Fisk	245,981	[1]	*
James Brian McCall	77,484	[1]	*
Karen H. O'Shea	90,332	[1,2]	*
Anthony J. LeVecchio	82,730	[1]	*
Arcilia C. Acosta	22,258	[1]	*
Bruce W. Hunt	263,901	[1,3]	*
R. Greg Wilkinson	61,770	[1,4]	*
Kevin J. Hanigan	257,849	[1]	*
J. Mays Davenport	86,091	[1,5]	*
Charles D. Eikenberg	84,617	[1]	*
Scott A. Almy	92,331	[1]	*
Thomas S. Swiley	103,839	[1]	*
Directors, director nominees and executive officers of the Company as a group (12 people)	1,469,183	[1,6]	3.1%

1.Includes restricted stock, stock options and Employee Stock Ownership Plan ("ESOP") shares awarded as set forth in the table below. Individuals have sole voting but no dispositive power over restricted stock and ESOP shares and have no voting or dispositive power over stock options. Reported stock options are currently exercisable or will become exercisable within 60 days after March 31, 2017.

	Restricted Stock	ESOP	Stock Options
George A. Fisk	4,140	—	—
James Brian McCall	7,140	—	30,000
Karen H. O'Shea	7,140	—	30,000
Anthony J. LeVecchio	7,140	—	30,000
Arcilia C. Acosta	4,140	—	—
Bruce W. Hunt	7,140	—	30,000
R. Greg Wilkinson	4,140	—	—
Kevin J. Hanigan	29,550	5,185	96,000
J. Mays Davenport	4,950	1,665	—
Charles D. Eikenberg	13,450	4,870	40,000
Scott A. Almy	13,600	3,877	40,000
Thomas S. Swiley	13,450	3,889	40,000
Total	115,980	19,486	336,000

2.	Includes 255 shares held by Ms. O'Shea's spouse.

3.	Includes 1,105 shares owned by Mr. Hunt's spouse and 179,171 shares held in a trust for which Mr. Hunt is the trustee.

4.	Includes 1,000 shares owned by Mr. Wilkinson's spouse.

5.	Includes 10,407 shares held in a trust for which Mr. Davenport is the trustee.

6.
Includes shares held directly, as well as shares held by and jointly with certain family members, shares held in retirement accounts, shares held by trusts of which the individual or group member is a trustee or substantial beneficiary, or shares held in another fiduciary capacity with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

At March 31, 2017, the shareholders known by management to beneficially own more than five percent of the outstanding common stock of the Company, based on Securities and Exchange Commission ("SEC") filings, were are follows:

Name of Beneficial Owner	Beneficial Ownership		Percentage of Common Stock Outstanding
5% and Greater Shareholders:
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	4,844,714	[1]	10.1%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	3,709,541	[2]	7.8
Neuberger Berman Group LLC Neuberger Berman Investment Advisers LLC Neuberger Berman Equity Funds 1290 Avenue of the Americas New York, NY 10104	3,455,655	[3]	7.2

1.
As reported by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on January 9, 2017, which reported sole voting power with respect to 4,733,407 shares beneficially owned and sole dispositive power with respect to 4,844,714 shares beneficially owned.

2.
As reported by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 10, 2017, which reported sole voting power with respect to 52,458 shares beneficially owned, sole dispositive power with respect to 3,649,363 shares beneficially owned, shared voting power with respect to 10,072 shares beneficially owned and shared dispositive power with respect to 60,178 shares beneficially owned.

3.
As reported by Neuberger Berman Group LLC, Neuberger Berman Investment Advisors LLC and Neuberger Berman Equity Funds in a Schedule 13G/A filed with the SEC on February 14, 2017, which reported shared voting and dispositive power with respect to all shares beneficially owned.

PROPOSAL 1 - ELECTION OF DIRECTORS
Pursuant to provisions of the Company’s charter and bylaws, the Board has fixed the number of directors at eight. Our charter and bylaws currently provide for three classes of directors serving staggered three-year terms, each to hold office until a successor is elected and qualified. Our Board is recommending that shareholders approve the declassification of the Board of Directors. See “Proposal 6 - Approval of the Company’s Charter Amendment to Declassify the Board of Directors and Other Related Amendments.” The outcome of that vote will determine whether we declassify the Board and provide for annual elections of all directors beginning with the 2018 annual shareholders’ meeting or continue to have a classified Board.
The terms of George A. Fisk, James Brian McCall and Karen H. O'Shea expire at the annual meeting. The Board of Directors, acting on the recommendation of the Governance and Nominating Committee, has nominated each of Messrs. Fisk and McCall and Ms. O’Shea to serve for a one-year term expiring in 2018 if shareholders approve declassification of the Board or, alternatively, for a three-year term expiring in 2020 if shareholders do not approve the proposal to declassify the Board
It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the authority to vote for the nominees is withheld) will be voted at the annual meeting “FOR” the election of these director nominees. If the nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee(s) as the Board of Directors, acting on the recommendation of the Governance and Nominating Committee, may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve if elected. There are no arrangements or understandings between the nominees and any other person pursuant to which the nominees were selected.
The following table sets forth certain information regarding the composition of the Company's Board of Directors, including each director's term of office.

Name	Age [1]	Position(s) Held in the Company	Director Since [2]	Term of Office to Expire [3]
Nominees
George A. Fisk	67	Vice Chairman of the Board	2015	2020
James Brian McCall	58	Director	2009	2020
Karen H. O’Shea	66	Director	1998	2020

Directors Remaining in Office
Anthony J. LeVecchio	70	Chairman of the Board	2006	2018
Kevin J. Hanigan	60	Director, President and CEO	2012	2018
Arcilia C. Acosta	51	Director	2013	2019
Bruce W. Hunt	58	Director	2012	2019
R. Greg Wilkinson	70	Director	2015	2019

1.	At December 31, 2016.

2.	Includes service as a director of the Company's wholly-owned bank subsidiary.

3.
The term of office for all of the directors will expire at the 2018 annual shareholders' meeting, or until their successors are duly elected and qualified, if the Company's charter amendment to declassify the Board of Directors is approved by shareholders.

All members of our Board of Directors have worked for all or substantial parts of their careers in Texas and have significant knowledge of the markets that we serve and extensive ties to local community and business leaders. The qualifications and business experience for at least the past five years of each of the directors and director nominees is set forth below.
George A. Fisk. Mr. Fisk joined the Board of Directors of the Company and Bank in January 2015 as Vice Chairman, following completion of the merger with LegacyTexas Group, Inc., where Mr. Fisk served as Chief Executive Officer and Vice Chairman since 2004. Between 2001 and 2004, Mr. Fisk served as a partner at McGladrey LLP, an independent accounting and consulting firm. Prior to joining McGladrey LLP, Mr. Fisk served as a shareholder of Fisk & Robinson, P.C., which merged with McGladrey LLP in 2001. He has worked in the financial services sector for more than 40 years. He currently serves as a board member of the Independent Bankers Financial Corporation and Jesuit College Preparatory School Foundation. Mr. Fisk is a member of the Chief Executives Round Table, a former director of the Federal Reserve Bank of Dallas and a former advisory board member of the College of Business of the University of North Texas and the Texas Tech University Graduate School of Banking. Mr. Fisk holds a B.A. in government from Texas Tech University and an M.B.A. in banking and finance from the University of North Texas. Mr. Fisk is a Certified Public Accountant. It is because of his extensive and varied accounting, banking and advisory experience, as well as his knowledge of the communities we serve, that the Company has concluded that Mr. Fisk should continue serving on the Board of Directors.
James Brian McCall, Ph.D. Dr. McCall has served on the Board of Directors of the Company since 2011 and of the Bank since 2009. He is chancellor of the Texas State University System, the oldest and third-largest university system in Texas, comprising eight institutions with more than 84,000 students and 15,000 faculty and staff. Dr. McCall previously served in the Texas House of Representatives, first elected in 1991 to represent the areas of North Dallas, Frisco, Allen, and Plano. As a representative, McCall served as chairman of the House Calendars Committee and as a member of the Higher Education Committee. Texas Monthly named him one of the "10 Best" legislators of the 2009 session. McCall was President of Westminster Capital Corporation, an investment firm focused on acquisitions primarily in software and technology. A long-time civic and community volunteer, McCall was founder and chairman of the board of The Empowerment Project, a non-profit organization which has sent more than $10 million worth of math and science books to disadvantaged schools in the Republic of South Africa, and helped construct a library in Vietnam through the Libraries of Love organization. McCall's management and legislative expertise, as well as his civic and community involvement, give him a broad range of experience and knowledge which he draws upon for service on our Board and his assigned committees.
Karen H. O'Shea. Ms. O'Shea has served on the Board of Directors of the Company (including its predecessor entity) since its inception in 2006 and of the Bank (including its predecessor entity) since 1998. Prior to her retirement in 2008, she was Vice President of Communications and Public Relations for Lennox International Inc., a NYSE-listed manufacturer of heating and air conditioning equipment. During her 25 years at Lennox, Ms. O'Shea's responsibilities included media relations, corporate communications, investor relations and human resources, including compensation and employee development. Prior to her tenure at Lennox, she was a teacher, an owner and manager of a retail business, and an editor for a major Texas metropolitan newspaper. She also served on the Board of Directors of Richardson Regional Medical Center for eight years, including a term as Vice-Chairman. Ms. O'Shea's expertise in corporate communications for a NYSE-listed company and her experience in human resources, employee development and compensation, as well as her experience on the boards of both a large regional medical institution and a publicly traded financial institution, give her a broad range of experience she draws upon for her service on our board and her assigned committees.
Anthony J. LeVecchio. Mr. LeVecchio joined the Board of Directors of the Company (including its predecessor entity) and the Bank in September 2006. He has served as Chairman of the Board since 2014. Mr. LeVecchio is President and Principal of The James Group, Inc., a Plano, Texas-based consulting group that focuses on providing executive support to businesses throughout the United States. In 2014, he was named Outstanding Public Company Director by Dallas Business Journal and the North Texas National Association of Corporate Directors. Prior to founding The James Group, Mr. LeVecchio served as Senior Vice President and Chief Financial Officer of VHA Southwest Inc., a regional health care system comprised of not-for-profit hospitals in Texas. Before VHA Southwest, Mr. LeVecchio served in various senior financial management capacities with Phillips Information Systems, Exxon Office Systems and Xerox Corporation. Mr. LeVecchio currently serves on the boards of directors of Ascendant Solutions (a publicly traded value-oriented investment firm based in Dallas) and UniPixel (a publicly traded technology company based in Santa Clara, California). Mr. LeVecchio also served on the boards of directors of DG Fast Channel (a publicly traded technology company based in Dallas, Texas) until July 2011and Microtune, Inc. (a former publicly traded radio frequency silicon and systems company based in Plano, Texas) until November 2010. Mr. LeVecchio, who serves as our audit committee financial expert, holds a Bachelor of Economics and an M.B.A. in Finance from Rollins College where he serves on the Board of Trustees. Mr. LeVecchio is a lecturing professor for financial statement analysis classes in the undergraduate and MBA programs at the University of Texas, Dallas. His broad experience serving on the boards of publicly traded companies, together with his expertise and extensive experience in accounting and finance and his sharp focus on the financial efficiency and profitability of the institution, have contributed significantly to our efforts since he joined the Board in 2006.
Kevin J. Hanigan. Mr. Hanigan is a Director and Chief Executive Officer of the Company and the Bank, positions he has held since the completion of the Highlands Bank acquisition with and into the Company in April 2012. Prior to joining the Company, Mr. Hanigan was the Chairman and Chief Executive Officer of Highlands Bank, serving in those roles since 2010. Prior to joining Highlands Bank, Mr. Hanigan was employed by Guaranty Bank starting in 1996, serving in numerous capacities including Chief Lending Officer, Executive in charge of Retail Banking, and finally as Chairman and Chief Executive Officer of Guaranty Bank and its parent company, Guaranty Financial Group, Inc. Mr. Hanigan began his career with Bank of the Southwest in Houston in June 1980. Mr. Hanigan earned his undergraduate degree and Master of Business Administration from Arizona State University. Mr. Hanigan serves on the Board of Directors of Goodwill Industries of Dallas and the Dallas Citizen's Council. With more than 36 years of experience working in the banking industry in Texas and serving as chief executive officer of several institutions, Mr. Hanigan brings outstanding leadership skills and a deep understanding of the local banking market and issues facing the banking industry.
Arcilia C. Acosta. Ms. Acosta, who has served on the Board of Directors of the Company since January 2015 and the Board of Directors of the Bank since 2013, is the President and CEO of CARCON Industries & Construction, specializing in commercial, institutional and transportation construction, and is also the CEO and controlling principal of STL Engineers. Ms. Acosta has served as a Director of Energy Future Holdings Corporation since May 2008, where she serves on the Audit and Compensation Committees. Ms. Acosta also serves on the Board of Directors of Energy Future Competitive Holdings Company LLC, Texas Competitive Electric Holdings Company LLC, the Dallas Citizens Council, U.T. Southwestern Board of Visitors and the Texas Tech National Alumni Association. Ms. Acosta previously served on the national advisory board for BBVA Compass Bank. It is because of her business acumen and experience in banking, as well as her knowledge of the communities we serve, that the Company has concluded that Ms. Acosta should continue serving on the Board of Directors.
Bruce W. Hunt. Mr. Hunt joined the Board of Directors of the Company and the Bank in 2012, following completion of the merger of Highlands Bancshares, Inc. with and into the Company. Mr. Hunt is President of Petro-Hunt, L.L.C., an independent oil and gas production company headquartered in Dallas, Texas. Mr. Hunt is a graduate of the University of Texas with a BBA in Petroleum Land Management. He currently serves on the Board of Directors of Hornbeck Offshore Services, Inc. (NYSE: HOS) and is the independent lead director for that company. Mr. Hunt is active in a number of industry and professional organizations such as the American Petroleum Institute (API), Independent Producers Association of America (IPAA), National Ocean Industries Association (NOIA), and All-American Wildcatters. Mr. Hunt serves on the Board of Trustees at Texas Christian University (TCU) and is a past member of the International Board of Visitors at TCU's Neeley School of Business. Mr. Hunt is an experienced business leader. The depth and breadth of his general business knowledge, coupled with the experience he has gained as a director of Highlands Bancshares and as the lead independent director for another publicly held company makes Mr. Hunt a valuable member of the Board.
R. Greg Wilkinson. Mr. Wilkinson joined the Board of Directors of the Company and the Bank in January 2015, following completion of the merger with LegacyTexas Group, Inc., where Mr. Wilkinson served on the Board of Directors of LegacyTexas Bank since 2007. Mr. Wilkinson has served in various capacities at Hill & Wilkinson General Contractors since 1985, where he is currently Co-Chairman. Prior to that, he served as the Vice President and General Manager of the regional division of a worldwide general contractor. Mr. Wilkinson has over 40 years of experience in the construction industry. He serves on the Board of Directors of the Dallas Regional Chamber of Commerce and is a member of the Salesmanship Club of Dallas. At the appointment of Governor Perry, Mr. Wilkinson served on the Board of Regents of the Texas State University System for six years, and also served 12 years on the YMCA of Metropolitan Dallas Properties Committee. He is a past Board member of the Real Estate Council (TREC) and Circle Ten Council of Boy Scouts of America. Mr. Wilkinson earned a B.S. in Mechanical Engineering from Southern Methodist University, and completed advanced management education programs at both Southern Methodist University and Penn State University. It is because of his knowledge of the real estate and construction business and business acumen, as well as his knowledge of the communities we serve, that the Company has concluded that Mr. Wilkinson should continue serving on the Board of Directors.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

This Compensation Discussion & Analysis (“CD&A”) provides an overview and analysis of our compensation programs, the compensation policy decisions we have made under those programs, and the material factors that we considered in making those decisions. As a foundation of our executive compensation program, we are committed to a pay for performance philosophy. The Compensation Committee is dedicated to strong governance processes and understanding shareholder expectations with respect to its compensation practices. In developing our compensation program, the Company actively solicits input from many of our larger shareholders. The Compensation Committee also considers published guidance from governance advisers, expectations of banking regulators and practices of peer banks with which the Company competes for executive talent.
The CD&A reviews the compensation program for our named executive officers (“NEOs”), which include our principal executive officer, principal financial officer and our three other most highly-compensated executive officers as of December 31, 2016. Our 2016 NEOs were:

Executive	Position
Kevin J. Hanigan	President and Chief Executive Officer ("CEO")
J. Mays Davenport	Executive Vice President, Chief Financial Officer
Charles D. Eikenberg	Executive Vice President, Community Banking
Scott A. Almy	Executive Vice President, Chief Operating Officer, Chief Risk Officer and General Counsel
Thomas S. Swiley	Executive Vice President, Chief Lending Officer

2016 Business Highlights

2016 was a year of significant success and growth. We experienced record earnings of $97.8 million, loan growth of $1.01 billion, and deposit growth of $1.14 billion. On January 10, 2017, Forbes magazine, reviewing 2016 performance data for the 100 largest banks and thrifts by assets compiled by S&P Global Market Intelligence, ranked the Company 20th on its list of America’s Best Banks. According to deposit market share data published annually by the FDIC, we ranked 1st over recognized competitors like JPMorgan Chase and Bank of America in Collin County, Texas, one of the nation’s fastest growing counties in terms of population and job creation. Total assets grew 8.7% during 2016, to a total of $8.36 billion as of December 31, 2016. We generated basic earnings per share for our shareholders during 2016 of $2.11 and a strong total shareholder return ("TSR") of 76.0%.

During 2016, we also:

•	Increased net income by $26.9 million, which included only a 3.2% increase in total non-interest expense;

•	Increased basic earnings per share by $0.57;

•	Paid quarterly dividends totaling $0.58 per common share, or $27.7 million, up from $0.54 per common share, or $25.7 million, during the year ended December 31, 2015;

•	Increased net interest income by $41.2 million, or 17.1%;

•
Improved the GAAP efficiency ratio to 46.8%, compared to 53.0% for the year ended December 31, 2015, and improved the core efficiency ratio* to 47.3%, compared to 52.5% for the year ended December 31, 2015; and

•	Ranked above the 80th percentile (compared to the KBW NASDAQ Regional Bank Index) in three of our four annual incentive goals.
* Please see our Current Report on Form 8-K, furnished to the SEC on January 24, 2017 for reconciliation of these non-GAAP financial measures: core non-interest income and core non-interest expense.

In 2016, the Company increased earnings while improving operating efficiency, as illustrated in the below charts (dollars are reported in millions.)

Shareholder Outreach and Engagement

Shareholder outreach is an integral part of the Company's business practices, as shareholders provide feedback on a variety of topics, including our financial performance, governance and executive compensation. We speak with, and receive feedback frequently from, our investors through ongoing conversations and outreach. Investor input is strongly considered when decisions are made regarding executive pay programs. We commonly review our pay for performance philosophy during these conversations. Feedback from outreach and engagement serves to inform our evolving compensation strategy. At the annual meeting of shareholders held in May 2016, the Company’s non-binding advisory vote on executive compensation received a 98% approval vote.

Governance Policies and Best Practices

We have in place the following governance and best practices relating to our compensation methodology:

✓	Stock ownership requirements for both senior executives and the Board of Directors
✓	No excise tax gross-ups for change-in-control payments
✓	"Double trigger" change in control vesting provision for 2016 and later stock-based grants
✓	No repricing or replacing of underwater stock options without shareholder approval
✓	Cap on payments under annual incentive plan
✓	Recoupment/Clawback policy
✓	Anti-hedging and anti-pledging policies
✓	Annual non-binding Say on Pay vote
✓	Compensation committee comprised entirely of independent directors
✓	Independent compensation consultant who works solely for the Compensation Committee and performs no other work for the Company

Compensation Philosophy and Key Considerations

Overarching Compensation Philosophy

Our executive compensation programs are designed to encourage and reward outstanding financial results and shareholder returns over the long-term. We use long-term stock-based compensation to align the interests of executive officers with our shareholders and believe the combined elements of our compensation program help us attract, retain and motivate leadership to sustain our competitive advantage. We set compensation opportunities for our executives to be competitive with our peer group, with actual pay dependent on performance. We utilize a mix of variable compensation programs that measure long-term and short-term results, through stock and cash-based compensation. This balanced approach towards compensation supports our business strategies, aligns with our pay-for-performance philosophy and is reinforced through sound compensation governance to mitigate excessive risk taking.

Compensation Program Objectives

There are five primary objectives of our executive compensation program. The following table describes each objective and how it is achieved.

Compensation Program Objective	How our Program Supports this Objective
Support the achievement of the Company’s vision and business strategy	•	Incentive performance goals are intended to support and align with our financial and strategic objectives by focusing our executives on profitability, asset quality and strategic accomplishments.
	•	Executive equity awards are directly tied to the Company’s performance results and long-term shareholder value creation (i.e. stock price).
Pay executives in line with performance, which we believe will increase long-term shareholder value	•	Payouts for the annual incentive range are commensurate with performance.
•
When we miss our goals, payouts will be reduced or eliminated; performance at our target will pay out competitive awards (i.e. median); when we exceed our performance goals and/or peer performance, our payouts will be at the upper end of market practice (e.g. 75th percentile) and if we miss our goals, our performance will fall below median.

	•	Our long-term, stock-based plan rewards stock price appreciation and the creation of long-term shareholder value.
Attract and retain talented executives to succeed in today’s competitive marketplace	•	Market competitive base salaries and total compensation opportunities allow us to attract and reward executives for their role, expertise and contribution.
	•	Annual incentives reward our executives on achieving our business plans.
	•	Long-term, stock-based incentives and associated multi-year vesting serve to help us retain our top talent and motivate them for long-term success.
Align the interests of our executive officers and shareholders	•	Long-term incentive compensation awards are stock-based.
	•	Stock ownership guidelines require our executives to obtain and hold significant shares.
	•	The Compensation Committee reviews our programs and pay-performance relationships on a regular basis.
	•	The Compensation Committee reviews alignment between CEO pay and total shareholder return.
Reinforce sound risk management practices	•	Multiple performance metrics are used, including those that serve to reduce risk.
	•	Awards are capped to mitigate excessive payouts.
	•	Our program reflects a balanced perspective of short- and long-term pay, cash and equity, fixed and variable pay and absolute and relative performance.
•
The Compensation Committee has the authority to exercise discretion to reduce bonus payments even if established goals are achieved, including instances in which executives engage in excessive risk taking.

	•	Executive incentive payments are subject to a clawback provision that requires repayment of the incentive if any payment is made based upon materially inaccurate financial statements.
•
The well-balanced approach seeks to enhance the pay-performance focus and also to mitigate risk taking by not placing significant focus on any one metric/perspective, but rather taking a holistic approach to total compensation.

Roles and Responsibilities

Compensation Committee. The Compensation Committee operates under a written charter and is comprised solely of independent directors. The Compensation Committee oversees our executive compensation program and is responsible for administering our cash and stock-based incentive plans. The Compensation Committee also has the responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy and ensuring that the total compensation paid to executives is fair, reasonable and performance-based, while being aligned with shareholder interests.

At least annually, the Compensation Committee reviews all components of compensation paid to our CEO and other executive officers (i.e., base salary, annual bonus incentive, long-term equity incentives, retirement benefits, perquisites, etc.). In addition, the Compensation Committee examines the total compensation mix, pay-for-performance relationship, and how all elements in aggregate comprise the executive’s total compensation package. The Compensation Committee reviews the employment contract with the CEO and the Change-in-Control agreements or any severance agreement with other executive officers. The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to any plans.

The Compensation Committee also meets to review our incentive compensation plans at least annually to determine if such plans encourage excessive risk taking or manipulation of reported earnings and to take steps to mitigate or eliminate such risks. The Compensation Committee reviews the structure and components of our compensation arrangements, the material potential sources of risk in our business lines and compensation arrangements, and various policies and practices of the Company that mitigate these risks. Within this framework, the Compensation Committee discusses the parameters of acceptable and excessive risk-taking and the general business goals and concerns of the Company. All of our plans have links to corporate or business line results and allow for incentive awards to be adjusted downward. Our governance procedures also ensure awards are reviewed for appropriateness before they are distributed. It is both the Compensation Committee’s and management’s intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.

The Compensation Committee reviews the NEOs’ performance annually. In setting the compensation of the NEOs other than the CEO, the Compensation Committee considers the recommendations of the CEO. In addition, input and data is regularly obtained from individuals employed in our internal legal, accounting and human resources departments, as well as from outside consultants and advisers, as a matter of practice in an effort to ensure that the Compensation Committee has the information it needs to carry out its duties and to provide the Compensation Committee with additional perspective. In particular, the Compensation Committee seeks input from the CEO on matters relating to strategic objectives, Company performance goals and his assessment of the NEOs, including contribution and individual performance of each of his direct reports. The Chief Human Resources Officer and the General Counsel often assist the Compensation Committee on matters of design, administration and operation of the Company’s compensation programs. In some cases, the Compensation Committee delegates’ responsibilities to the Chief Human Resources Officer or the General Counsel to assist in development of design considerations and they may be requested, on the Compensation Committee’s behalf, to work with its consultant to develop proposals for the Compensation Committee’s consideration. The Chief Human Resources Officer and the General Counsel report to the Compensation Committee directly on such matters. The Compensation Committee also receives regular updates from the Chief Financial Officer throughout the year as appropriate. While executives are requested from time to time to provide insight, suggestions and recommendations to the Compensation Committee regarding executive compensation, executives are not present during the Compensation Committee’s deliberations and only Compensation Committee members vote on decisions regarding executive compensation.

The Compensation Committee is advised regularly by an independent compensation consultant. This compensation consultant acts at the sole discretion of the Board of Directors and/or the Compensation Committee, which have the sole authority to select, evaluate, retain and dismiss the consultant.

Independent Compensation Consultant. To aid the Compensation Committee in satisfying its responsibilities, the Compensation Committee has retained Meridian Compensation Partners, LLC ("Meridian") to act as its independent consultant. Meridian reports directly to the Compensation Committee and management may not engage Meridian to perform any other work for the Company. As requested by the Compensation Committee, Meridian may coordinate with the Company’s Human Resources and Legal Departments to perform activities on the Compensation Committee's behalf. The Compensation Committee Chair has regular contact with Meridian outside committee meetings, as appropriate.

The Compensation Committee has considered Meridian’s independence for the 2016 fiscal year and whether its work raised conflicts of interest under NASDAQ listing standards and SEC rules. Based on information received from Meridian and other relevant considerations, the Compensation Committee concluded that Meridian is independent and that its work for the Compensation Committee did not raise any conflicts of interest. Meridian attended several Compensation Committee meetings, provided independent advice to the Compensation Committee on current trends and best practices in compensation programs, and assisted with the design and implementation of the new equity compensation plan being proposed to shareholders at the annual meeting.

Meridian does not separately meet with the NEOs or discuss with the NEOs any aspect of their compensation.

Peer Group and Competitive Benchmarking

The Compensation Committee periodically requests the independent consultant to conduct competitive benchmarking. This data is used as a reference for program design and evaluation of the entire executive compensation package. The last comprehensive competitive review was conducted in the fall of 2015 to provide competitive market perspective for the 2016 fiscal year. Meridian developed a peer group based on objective criteria that reflected commercial banks between $3 billion and $14 billion in assets located in the Southwest and Midwest regions and that positioned the Company at the median for assets. The peer group set forth below was used as a resource for developing and assessing the 2016 pay program and reviewing pay-performance alignment.

1st Source Corporation	Heartland Financial USA, Inc.
BancFirst Corporation	Hilltop Holdings Inc.
Bank of the Ozarks, Inc.	Home BancShares, Inc.
Chemical Financial Corporation	Independent Bank Group, Inc.
Community Trust Bancorp, Inc.	International Bancshares Corporation
First Busey Corporation	Lakeland Financial Group
First Financial Bancorp	National Bank Holdings Corporation
First Financial Bankshares, Inc.	Park National Corporation
First Financial Corporation	Republic Bancorp, Inc.
First Merchants Corporation	Simmons First National Corporation
First Midwest Bancorp, Inc.	Southside Bancshares, Inc.
Great Southern Bancorp, Inc.	Texas Capital Bancshares, Inc.

Compensation Elements

Overall, our executive compensation programs are designed to be consistent with the objectives and principles set forth above and include the following components:

•	Base salary

•	Annual cash incentive

•	Long-term equity incentives

•	Benefits

The following section summarizes the components of our compensation program as it applies to our NEOs.

Base Salary

Base salaries for the NEOs are targeted at the median of our peer group, with actual salaries considering individual performance, contribution and any other unique factors about the role. Salaries are reviewed during the first quarter of each year as part of the annual performance review process. Adjustments, if any, are made based on recognition of performance and market competitiveness while maintaining our goal to keep fixed costs at an appropriate level. The Compensation Committee independently establishes the base salary for the CEO, and the CEO makes recommendations with respect to salary adjustments for the other NEOs to the Compensation Committee, which takes recommendations into account when making final NEO salary decisions.

Annual Cash Incentive

Annual cash incentive awards are provided through our Executive Incentive Program ("EIP"), which is designed to provide variable cash compensation to our NEOs based on achievement of annual corporate and individual performance results. Each participant has a target award (expressed as a percentage of base salary) and range that defines their incentive opportunity. Actual awards will be allocated based on the four defined performance measures. The following table summarizes target opportunity ranges for incentive awards for the 2016 plan year.

Role	Below Threshold	Threshold (50%)	Target (100%)	Maximum (170%)
CEO	0%	30%	60%	102%
Executive VPs	0%	20%	40%	68%

Plan Gate/Trigger. In order for an award to be earned under the EIP, the Company’s core ("non-GAAP") net income must equal or exceed 85% of budgeted core net income. Core net income is the Company’s net income adjusted for the impact of infrequent or non-recurring items. Any adjustments to core net income made for the purpose of determining whether any EIP awards have been earned must be approved by the Compensation Committee and ratified by the Board of Directors. If core net income equals or exceeds 85% of budgeted core net income for the year, the EIP is “activated” with actual amounts earned determined in accordance with the performance measures set forth in the EIP. Conversely, if core net income is less than 85% of budgeted core net income for the year, then no awards will be earned or paid under the EIP for the year. For the year ended December 31, 2016, the EIP was activated as core net income exceeded 85% of budgeted core net income. The following is a reconciliation of core net income to net income for the year ended December 31, 2016.

(Dollars in Thousands)
GAAP net income	$97,821
Net (gain) on sale of insurance subsidiary operations	(39)
(Gain) on sale of branch locations	(2,529)
Loss on sale of Federal Housing Administration loan portfolio	969
Core (non-GAAP) net income	$96,222
Performance Assessment. The amount earned by an NEO under the EIP for 2016 was determined based on the Company's performance against four defined financial performance measures: (1) net interest margin; (2) core ("non-GAAP") efficiency ratio; (3) return on average equity; and (4) non-performing assets to average total assets ("NPAs/Average Assets") compared on a relative basis against the KBW NASDAQ Regional Bank Index (the "KBW Index"). The Compensation Committee believes that these four financial metrics focus our executives on profitability and asset quality, which in turn drives long-term shareholder value.

Performance Measure	Performance Results and Payout			Weight
	Threshold (50% payout)	Target (100% payout)	Stretch (170% payout)
Net Interest Margin	35th Percentile	50th Percentile	75th Percentile	25%
Core Efficiency Ratio				25%
Return on Average Equity				25%
NPAs/Average Assets				25%
Total				100%

Award Payouts. Awards earned under the EIP are paid in cash after the end of the performance period. The Compensation Committee reserves the right to apply negative discretion to awards earned under the EIP, as needed, to reflect business environment, market conditions that may affect the Company's performance and incentive plan funding, as well as overall risk and regulatory issues. EIP awards are subject to our clawback policy. See, "-Other Compensation and Governance Policies and Practices-- Recoupment or Clawback Policy" below.
See "2016 Compensation Decisions" for a detailed description of 2016 incentive award payouts.

Long-Term Incentives

Long-term incentives in the form of stock-based awards are granted to key employees to reward them for performance that results in sustained appreciation in the market value of our common stock, thereby directly aligning their interests with the long-term interest of shareholders. Awards are granted under our 2007 Equity Incentive Plan and our 2012 Equity Incentive Plan, both of which were approved by shareholders at time of adoption. Grants are generally made annually, typically during the first or second quarter, by the Compensation Committee as this enables the Compensation Committee to coordinate the elements of each executive officer’s total compensation in relation to benchmarking and performance. In addition, grants may be awarded during the year as appropriate for promotions and new hires.

The Compensation Committee generally uses a mix of performance-based and time-based restricted stock for the annual long-term incentive awards to the NEOs, although it will from time to time use stock option awards. Performance-based restricted stock awards reward future performance with payout under these awards based on how we perform against various preset three-year performance goals. Time-based restricted stock awards are typically subject to either 3-year annual or cliff vesting, and continued employment. Restricted stock, both performance and time-based, has a strong retention feature, aligns our executive officers’ interests with shareholder interests and supports stock ownership objectives. Our stock option awards typically vest ratably over a five-year period commencing on the first anniversary of the date of grant, subject to continued employment. Stock options provide a longer perspective and reward sustained stock price appreciation.

Vesting of restricted stock and stock option awards generally accelerate upon an executive’s death or disability, and for awards granted prior to 2016, upon a change in control. In 2016, awards granted to executives will not automatically vest upon a change in control, but contain provisions for vesting upon certain qualifying terminations of employment after the change in control (so-called “double-trigger” vesting).

Performance-based long-term incentive awards are subject to our clawback policy. See, "-Other Compensation and Governance Policies and Practices-- Recoupment or Clawback Policy" below.

Benefits

General. We offer all of our employees benefit programs that provide protection for health, welfare and retirement. These programs are typical at most companies and include healthcare, life insurance, and disability, dental and vision insurance, as well as an employee stock ownership plan and a 401(k) retirement program.
Deferred Compensation Plan. We maintain a non-qualified deferred compensation plan that allows select employees to defer all or a portion of their current base salary and annual cash incentive award and directors to defer a portion of their director compensation into the plan until a date specified by the participant at the time of the deferral or upon his or her termination of service, disability or the occurrence of a change in control. All funds deferred by participants are deposited into a brokerage account owned by the Company, but each participant controls the investment decision with respect to his or her account. All participants are 100% vested in their deferrals and the earnings thereon. A participant may elect to receive his or her funds on a specified date that is at least five years from when the deferral amount is contributed to the plan, or to have such funds distributed upon either the earlier or later of either a specified payout date or the participant's termination of service. Participants may also request distributions from his or her account in connection with an unforeseeable financial emergency.
Perquisites and Other Personal Benefits. We provide our NEOs with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the NEOs. The incremental costs to us of providing these perquisites and other personal benefits to the NEOs for the fiscal year ended December 31, 2016 are included in the Summary Compensation Table under the “All Other Compensation” column. Perquisites are generally limited to health benefit and automobile allowances.
Employment Agreement of Kevin J. Hanigan. Kevin J. Hanigan, President and CEO of the Company, has an existing employment agreement with the Company. The agreement, which was entered into in December 2013, provides for an initial term expiring February 28, 2015, with an automatic annual extension on the last calendar day of February of each year, provided that neither party has given notice to the other in writing at least 60 days prior to such automatic extension date that the term of the agreement shall not be extended further. Under the terms of the agreement, in the event Mr. Hanigan’s employment is terminated for any reason other than cause, death, or disability, or if Mr. Hanigan terminates his employment for good reason and, in each case, unrelated to a change in control, the Company will (i) pay Mr. Hanigan his base salary, as in effect on the termination date, for the longer of the remainder of the term or 18 months, (ii) pay him his pro rata portion of any earned but unpaid target bonus and (iii) provide him with group health coverage substantially similar to the Company’s group health coverage in which he was participating immediately prior to his termination (which coverage shall continue until the earlier of two years following the date of termination, or the date on which he is or becomes eligible for comparable coverage under the group health plan of a subsequent employer).
If Mr. Hanigan’s employment is terminated by him for good reason or by the Company for a reason other than cause within six months preceding or 12 months following a change in control of the Company, Mr. Hanigan will be entitled to receive (i) a lump sum cash payment equal to two times his highest annual base salary for the three-year period ending on the date of termination (less the sum of any salary continuation payments described in the preceding paragraph that may have been paid to him pursuant to his termination), (ii) a lump sum cash payment in an amount equal to two times the greater of the average annual bonus paid for the three full fiscal years immediately preceding the date of termination, or the target bonus for the fiscal year in which the date of termination occurs, and (iii) group health coverage substantially similar to the Company’s group health coverage in which he was participating immediately prior to his termination (which coverage shall continue until the earlier of two years following the change in control, or the date on which Mr. Hanigan is or becomes eligible for comparable coverage under the group health plan of a subsequent employer). In the event the Company and its wholly owned banking subsidiary are at least adequately capitalized, as determined by the Company’s Board of Directors in good faith, at the time a change in control occurs, then the phrase “two times” in subparagraphs (i) and (ii) in the preceding sentence shall be replaced with the phrase “three times.” In addition, other than awards issued in or after 2016 which are subject to a "double trigger" change in control vesting provision, each long-term stock-based incentive compensation award held by Mr. Hanigan and outstanding as of immediately prior to a change in control shall fully vest upon the change in control.
Mr. Hanigan’s employment agreement also contains a 24 month non-competition agreement and non-solicitation provisions which commences upon his termination of his employment for any reason under the employment agreement. In addition, the value of compensation and benefits payable under the agreement is capped so as to prevent imposition of the golden parachute tax under Section 280G of the Internal Revenue Code.
Change in Control and Severance Benefits Agreements. The Company has entered into Change in Control and Severance Benefit Agreements with Mr. Davenport, Mr. Eikenberg, Mr. Almy and Mr. Swiley. The agreements are for one-year periods and are extended annually on each anniversary date thereof, provided that within the 90 day period prior to such anniversary the Compensation Committee explicitly reviews and approves the extension. Under the terms of the agreements, in the event of the executive's involuntary termination unrelated to a change in control, the Company will (i) continue to pay the executive’s base salary, as in effect on the termination date for one year and (ii) provide to the executive, the hospitalization, medical, dental, prescription drug and other health benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time. The executive also shall be provided with reasonable outplacement services for one year following an involuntary termination. In the event the executive’s involuntary termination occurs within six months preceding or 12 months following a change in control, the Company will (i) pay executive a lump sum cash payment equal to two times the executive’s average annual base salary for the three-year period ending on the date of termination, (ii) pay a lump sum cash payment in an amount equal to two times the greater of (A) the average annual bonus paid for the three full fiscal years immediately preceding the date of termination, or (B) the target bonus for the fiscal year in which the date of termination occurs, (iii) provide group health coverage until the earlier of (A) two years following termination, or (B) the date on which the executive becomes eligible for comparable coverage of a subsequent employer, and (iv) provide the executive with reasonable outplacement services for one year. The severance payments are subject to the executive executing a general release.
2016 Compensation Decisions
Base Salaries
Over time, an executive officer’s base salary will reflect a combination of factors, including competitive pay levels relative to the benchmarking peer group, the position’s role, level of authority and responsibility, internal pay equity, the individual’s expertise, experience and skill level and the officer’s overall contribution to the business and performance in managing his area of responsibility. Although the decision-making process does not use a quantifiable formula or weighting of the above-mentioned factors, as noted above we generally seek to target an executive officer’s base salary level at the median of our benchmarking peer group.
In February 2016, the Compensation Committee reviewed the base salaries of our NEOs against those of the benchmarking peer group and within the context of the senior leadership team as a whole. For each of the NEOs, the Compensation Committee reviewed market data provided by the compensation consultant and considered their individual experience, responsibilities and performance, as well as expanded roles and responsibilities of the team in light of the

Company's growth. The Compensation Committee also considered recommendations from Mr. Hanigan regarding base salaries for the other NEOs. Based on this review, the Compensation Committee approved increases to the base salaries of the executive team as indicated in the table below. In October 2015, Mr. Almy's salary was increased from the approved 2015 salary of $285,000 to $310,000 when he assumed the additional role of Chief Operating Officer of the Company, where it remained for 2016.

Name	2015 Salary	2016 Salary	% Increase 2015 to 2016
Kevin J. Hanigan	$580,000	$640,000	10.3%
J. Mays Davenport	285,000	320,000	12.3
Charles D. Eikenberg	285,000	300,000	5.3
Scott A. Almy	285,000	310,000	8.8
Thomas S. Swiley	285,000	300,000	5.3

Annual Cash Incentive

For 2016, core net income was 113% of budgeted core net income, which exceeded the required threshold of 85% to activate the EIP and thus entitled the NEOs to an annual incentive award. As previously stated, we review the Company's performance for our stated financial metrics against the KBW Index. The following table summarizes the performance thresholds and potential target payout allocations.

Company Percentile Rank Against KBW Index*	% Target Payout
Below 35th percentile	0%
Equal to 35th percentile	50%
Equal to 50th percentile	100%
Equal to 75th percentile or greater	170%

* Interpolation is used between percentiles equal to and greater than the 35th percentile to determine the actual payout percentage of the annual incentive award.
The table below summarizes our performance under the stated financial metrics against the KBW Index and the payout percentage earned for each component. Three of the four measures ranked in the top percentile (above 80th percentile) of the KBW Index indicating our strong performance relative to other banks across the United States. One metric, NPAs to Average Assets, ranked at the 8th percentile.

Performance Measure	Weight	Actual Percentile Ranking	Payout Allocation
Net Interest Margin	25%	82%	170%
Core Efficiency Ratio	25%	88%	170%
Return on Average Equity	25%	84%	170%
NPAs/Average Assets	25%	8%	0%

Based upon the foregoing results, the NEOs earned annual cash incentive awards for 2016 under the EIP, at 128% of the target level, as follows:

Executive	Target Incentive Opportunity (% of base salary)	Actual % of Salary Earned	Payout
Hanigan	60%	77%	$489,600
Davenport	40%	51%	$163,200
Eikenberg	40%	51%	$153,000
Almy	40%	51%	$158,100
Swiley	40%	51%	$153,000

Long-Term Incentives

As stated above, long-term incentives (in the form of stock-based awards) align our NEOs’ interests with those of our shareholders and incentivize the creation of shareholder value as well as the achievement of financial and strategic initiatives. We also believe that offering our NEOs stock-based incentives gives us an advantage in terms of attracting and retaining executive talent in an increasingly competitive environment.

For 2016, the Compensation Committee requested peer data from Meridian, its independent consultant, to determine the long-term incentive award values and proposed mix. Awards to the NEOs were determined by reviewing the equity award practices at the companies in the compensation peer group (described under “Peer Group and Competitive Benchmarking"). Based upon Meridian’s review of the range of award practices, the Compensation Committee determined awards that were both market competitive and commensurate with the executive’s performance, tenure and skills. In addition, the Compensation Committee considered the remaining mix and number of shares available under the Company's existing stock-based incentive plans. The Committee set the target award opportunities and determined that 50% of the aggregate target value of the stock-based awards would be granted to our NEOs as performance-based restricted stock and the remaining 50% of the aggregate value of the awards would consist of time-based restricted stock.
The long-term incentive awards made to the NEOs in 2016 are set forth in the Grants of Plan-Based Awards table on page 27 of this proxy statement under the “Estimated Future Payouts under Equity Incentive Plan Awards” and “All Other Stock Awards” columns, for performance-based and time-based restricted stock grants, respectively. In addition, the aggregate grant date fair value of these awards is set forth in the “Stock Awards” column in the Summary Compensation Table on page 25 of this proxy statement.

2016 Performance-Based Restricted Stock. The 2016 performance-based restricted stock grants to our NEOs vest based on the Company’s relative core return on average assets (“Company ROAA”) and core return on average equity (“Company ROAE”) for the three-year performance period commencing in January 2016 and ending in December 2018, giving equal weight to each performance goal.

Company ROAA and Company ROAE are calculated by taking the average of the Company’s return on average assets and average shareholders’ equity, respectively, over the performance period as measured by core net income, which is net income adjusted for the impact of infrequent or non-recurring items, divided by the Company’s average total assets and average total shareholders’ equity, respectively. (See page 17 in this proxy statement for a reconciliation of net income to core net income.) Company ROAA and Company ROAE are compared to the financial institutions in the KBW Index over the same period. The KBW Index's return on average assets and return on average equity are calculated by ranking the three-year average return on average assets and average shareholders’ equity, respectively, for the companies in the KBW Index over the performance period as calculated by dividing net income, by average total assets and average total shareholders’ equity, respectively.

The Company ROAA and Company ROAE performance goals have defined threshold, target and maximum performance levels. If the threshold level of performance is not met for a particular performance goal, the portion of the award related to that performance goal will not vest. The vesting percentages applicable to the performance goals for the 2016 performance-based restricted stock awards are as follows:

		Vesting Percentage*
Measure	Weight (% of Target No. of Shares)	Below Threshold (Below 35th percentile)	Threshold (35th percentile)	Target (50th percentile)	Maximum (75th percentile and above)
Relative 3-year Company ROAA	50%	0%	25%	50%	75%
Relative 3-year Company ROAE	50%	0%	25%	50%	75%
Total	100%	0%	50%	100%	150%

* Interpolation between performance levels above the Threshold.
The target performance level for the relative 3-year Company ROAA and Company ROAE performance goals (which would result in a 100% payout for each component of the performance-based restricted stock award) was designed to be achievable with continued strong business performance, while the maximum performance level (which would result in a 150% payout) was designed to be more difficult to achieve by requiring us to realize stronger business performance and be positioned among the highest performers compared to the KBW Index over the 3-year performance period.
Each NEO will earn and become vested in shares that range between zero and 150% of the “target” number of shares granted to him or her, based on the Company’s performance over the performance period, as determined by the Compensation Committee. Except as described below, the NEO must remain employed through the date the Compensation Committee certifies the Company’s performance for the performance period in order to vest in any shares. If the NEO dies or becomes disabled prior to the vesting of the shares, then the NEO will become immediately vested, at the “target” performance level. In connection with a change in control, performance-based shares automatically convert to time-based restricted stock (without proration for the percentage of the performance period that has elapsed since the grant date), as follows:

(i)
If a change in control occurs prior to the 24-month anniversary of the grant date, then the performance shares convert to time-based restricted stock equal to the “target” number of performance shares, with no further right by the employee to earn any additional shares;

(ii)
If a change in control occurs on or after the 24-month anniversary of the grant date, the conversion of the performance-based shares to time-based restricted stock will be based on the Company’s performance determined under the performance criteria from the grant date through the earliest of (A) the date of the change in control or (B) the date of the Company’s entry into the material definitive agreement pursuant to which the change in control occurs; and

(iii)	The vesting of the time-based restricted stock as so converted pursuant to (i) or (ii) above shall occur as described under the heading “Time-Based Restricted Stock” below.
Time-Based Restricted Stock. The 2016 time-based restricted stock grants to our NEOs vest in full on the third anniversary of the grant date, subject to the NEO’s continued employment with the Company on vesting date. If the NEO dies or becomes disabled prior to the vesting of the shares, then vesting is accelerated and the executive will become immediately vested in all of the shares. If the NEO is terminated without cause or the NEO resigns for good reason (as define in the award agreement embodying the grant) during the six-month period prior to or the 12-month period following a change in control, or if the NEO’s award agreement is not assumed or replaced by the acquirer on terms deemed by the Company’s Compensation Committee or Board of Directors to be appropriate, vesting is accelerated and the NEO will become immediately vested in all of the shares.

Other Compensation and Governance Policies and Practices

Recoupment/Clawback Policy

The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders to maintain and enhance a culture that is focused on integrity and accountability, and that seeks to discourage conduct detrimental to the Company’s long-term growth. For this reason, the Board believes that it may be appropriate for the Company to recover incentive compensation provided to employees in certain circumstances. In light of these concerns, the Board adopted and maintains a recoupment, or clawback, policy, applicable to incentive-based compensation. The Board reviews this policy at least annually, and more frequently as needed, to comply with applicable law.

The policy provides that in the event we are required to prepare an accounting restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws, the Board will require reimbursement or forfeiture of certain incentive-based compensation received by any current or former executive officer during the three-year period preceding the date on which the accounting restatement is required. The clawback pertains to any excess income derived by a senior or executive officer based on materially inaccurate accounting statements. The policy does not apply in the event the Board determines that: (i) such restatement is required or permitted under generally accepted accounting principles in connection with the adoption or implementation of a new accounting standard, (ii) was caused by the Company’s decision to change its accounting practice as permitted by applicable law, or (iii) was caused as a result of a Board-approved reorganization of the Company or its operating segments.

Stock Ownership Guidelines

We have in place Board-approved stock ownership guidelines applicable to our senior officers, including our NEOs, as well as our non-employee directors. These guidelines were established to further reinforce the alignment of the financial interests of these executives and non-employee directors with those of our long-term shareholders. Senior officers have five years from the time they are promoted, named to a senior leadership position or their ownership requirement is increased to achieve the ownership levels set forth in our stock ownership guidelines. The stock ownership levels currently applicable to our NEOs and non-employee directors under these guidelines are as follows:

Level	Guideline
President and CEO	6.0× base salary
Other NEOs	2.0× base salary
Non-Employee Directors	5.0× base annual retainer

A senior officer’s stock ownership requirement is based upon the officer's salary as of the date the guidelines were adopted or, if later, as of the date the officer first became subject to the guidelines. As of any date, the share value for shares owned will be the greater of the fair market value of the shares as of that date or the senior officer’s or non-employee director’s cost basis in those shares (as determined by the purchase price paid for the shares if purchased other than through awards under the Company’s incentive plans or fair market at the time of vesting or exercise for shares issued under the incentive plans).

The ownership requirement is based on actual ownership, which includes (i) all shares beneficially owned, but excluding unexercised stock options, unvested shares of restricted stock or restricted stock units, (ii) shares held in trust where the officer or Board member retains beneficial ownership, and (iii) and any shares accumulated through employee benefit plans.

The Compensation Committee and the Board review compliance with the guidelines at least annually. If a director or executive officer fails to comply with the guidelines, the Committee and/or the Board may (i) limit future equity awards, (ii) require retention of portions of future equity exercises or shares that have vested or (iii) pay future bonus amounts or Board retainers in stock. As of March 2017, each of our non-employee directors and NEOs who have held their current title for at least five years had met their respective stock ownership requirements.

Accounting and Tax Treatment of Compensation

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit to the executive.

Section 162(m) of the Internal Revenue Code generally eliminates the deductibility of compensation over $1 million paid to certain highly compensated executive officers of publicly held corporations, excluding certain qualified performance-based compensation. While stock options will, as a general matter, automatically constitute qualified performance-based compensation (provided that certain plan content and grant procedure requirements are met), cash and other stock-based awards must be subject to shareholder-approved performance criteria in order to so qualify. In this regard, our proposed 2017 Equity Incentive Plan, if approved by shareholders at this year’s annual meeting of shareholders, will enable the Compensation Committee to structure our stock-based performance awards as performance-based compensation intended to be exempt from the $1 million deductibility limit of Section 162(m). Our existing 2007 and 2012 Equity Incentive Plans do not provide the Compensation Committee with the flexibility to structure our stock-based performance awards as performance-based compensation intended to be exempt from the $1 million deductibility limit of Section 162(m).
Anti-Hedging

The Company’s anti-hedging policy prohibits the Board of Directors, and the Company’s executives, including NEOs, from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of the Company's common stock, including prepaid variable forward contracts, equity swaps, collars and exchange funds.
Anti-Pledging

To further the Company’s corporate governance objective of encouraging alignment of the interests of officers and directors of the Company with shareholders’ interest in the long-term performance of the Company, our named executive officers and directors are prohibited from pledging any Company securities.  Subject to the foregoing and with prior approval of the Compensation Committee for a reasonable purpose (e.g., to purchase a home, pay children’s educational expenses or help with medical or special nursing needs for aging parents), our named executive officers and directors may pledge Company securities held in excess of our share ownership guidelines as collateral for a recourse loan.  As of the date of this proxy statement, none of our directors or named executive officers has pledged any shares of his or her Company stock.

Summary Compensation

The following table sets forth information concerning the annual compensation for services provided by our CEO, our CFO, and our three other most highly compensated executive officers who were serving at the end of the fiscal year ended December 31, 2016.

Name and Principal Position	Year	Salary	Bonus [1]	Stock Awards [2]	Non-Equity Incentive Plan Compensation	All Other Compensation [3]	Total

Kevin J. Hanigan President/CEO	2016	$640,000	$—	$793,760	$489,600	$102,220	$2,025,580
	2015	580,000	—	—	529,238	103,812	1,213,050
	2014	549,450	—	—	382,417	128,485	1,060,352
J. Mays Davenport EVP and Chief Financial Officer	2016	320,000	—	289,972	163,200	53,363	826,535
	2015	285,000	81,400	162,800	173,371	50,776	753,347
Charles D. Eikenberg EVP, Community Banking	2016	300,000	—	272,398	153,000	59,228	784,626
	2015	285,000	—	—	173,371	58,746	517,117
	2014	277,300	—	—	154,401	72,674	504,375
Scott A. Almy EVP, Chief Operating Officer, Chief Risk Officer & General Counsel	2016	310,000	—	281,184	158,100	60,992	810,276
	2015	291,250	—	—	177,173	60,707	529,130
	2014	277,300	—	—	154,401	71,061	502,762
Thomas S. Swiley EVP, Chief Lending Officer	2016	300,000	—	272,398	153,000	65,324	790,722
	2015	285,000	—	—	173,371	63,900	522,271
	2014	277,300	—	—	154,401	80,276	511,977

1.
In January 2015, as part of the Company's merger with LegacyTexas Group, Inc. and Mr. Davenport's employment with the Company, Mr. Davenport was awarded 12,000 shares of Company common stock, of which 4,000 shares vested immediately with the remaining 8,000 shares to vest equally over the next two years following the grant date. The amount reported in this column represents the 4,000 shares of Company common stock that vested immediately in 2015 with a grant date fair value of $20.35 per share. See Footnote 2 for additional information.

2.
The amounts in this column are calculated using the grant date fair value of the award under Accounting Standards Codification Topic No. 718, Compensation-Stock Compensation (“ASC Topic 718”), based on the assumptions set forth in Note 13 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2017. The amount reported in this column for Mr. Davenport in 2015 represents the 8,000 shares of time-based restricted stock described in footnote 1 granted to Mr. Davenport with a grant date fair value of $20.35 per share. The number and grant date fair value of the restricted stock and performance-based restricted stock awarded to each NEO during 2016 are shown in the Grants of Plan-Based Awards table. The value of the performance-based restricted stock included in the table is the grant date fair value based on probable outcomes at the date of grant, which is using the target share amount potentially payable. The value of each of the performance-based restricted stock awards for each NEO assuming the highest level of performance (150%) and based on the closing price of $29.29 for our common stock on the July 25, 2016 grant date, would be as follows:

Name	Fair Value at Grant Date	Maximum Value at Grant Date
Kevin J. Hanigan	$396,880	$595,319
J. Mays Davenport	144,986	217,478
Charles D. Eikenberg	136,199	204,298
Scott A. Almy	140,592	210,888
Thomas S. Swiley	136,199	204,298

3.	The amounts reported in this column for 2016 are as follows:

	Benefit Type
Name	401(k) matching	ESOP allocation	Dividends paid on restricted stock	Bank-owned life insurance [a]	Perquisites and other personal benefits		Total
Kevin J. Hanigan	$13,250	$28,718	$24,865	$308	$35,079	[b]	$102,220
J. Mays Davenport	13,250	28,718	3,805	—	7,590	[c]	53,363
Charles D. Eikenberg	13,250	28,718	11,779	243	5,238	[c]	59,228
Scott A. Almy	13,250	28,718	11,824	—	7,200	[c]	60,992
Thomas S. Swiley	13,250	28,718	11,779	—	11,577	[d]	65,324

a.
Represents insurance premiums paid on the death benefit portion of bank-owned life insurance. Under the terms of the bank-owned life insurance, if the executive dies prior to separation of service, the executive's designated beneficiary is entitled to receive a death benefit in an amount determined by the executive's most recent officer title at the time of death.

b.	Includes a $32,308 health benefit allowance.

c.	Includes $6,250 auto allowance for Mr. Davenport, $5,238 auto allowance for Mr. Eikenberg, and $7,200 auto allowance for Mr. Almy.

d.	Includes $5,538 health benefit allowance and $5,239 auto allowance.

Grants of Plan-Based Awards
The following table provides information concerning 2016 plan-based awards made to NEOs.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]			All Other Stock Awards: Number of Shares of Stock [3] #	Grant Date Fair Value of Stock Awards [4] $
Name	Award Type	Grant Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Kevin J. Hanigan	cash incentive		$192,000	$384,000	$652,800
	restricted stock	7/25/2016							13,550	$396,880
	performance-based restricted stock	7/25/2016				6,775	13,550	20,325		396,880
J. Mays Davenport	cash incentive		64,000	128,000	217,600
	restricted stock	7/25/2016							4,950	144,986
	performance-based restricted stock	7/25/2016				2,475	4,950	7,425		144,986
Charles D. Eikenberg	cash incentive		60,000	120,000	204,000
	restricted stock	7/25/2016							4,650	136,199
	performance-based restricted stock	7/25/2016				2,325	4,650	6,975		136,199
Scott A. Almy	cash incentive		62,000	124,000	210,800
	restricted stock	7/25/2016							4,800	140,592
	performance-based restricted stock	7/25/2016				2,400	4,800	7,200		140,592
Thomas S. Swiley	cash incentive		60,000	120,000	204,000
	restricted stock	7/25/2016							4,650	136,199
	performance-based restricted stock	7/25/2016				2,325	4,650	6,975		136,199

1.
Represents the threshold, target and maximum amounts potentially payable for the year ended December 31, 2016 under the EIP. If some, but not all, performance criteria met or exceeded the threshold level, a pro-rata portion of the incentive award could still be earned. The actual amounts earned for 2016 are reflected in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.  For additional information, see “- Compensation Elements -- Annual Cash Incentive” and “- 2016 Compensation Decisions -- Annual Cash Incentives.”

2.
Represents the threshold, target and maximum number of shares of performance-based restricted stock that may be earned based on the Company's performance for the performance period beginning on January 1, 2016 ending on December 31, 2018 under the Company's long-term incentive plan. If some, but not all, performance criteria meet or exceed the threshold level, a pro-rata portion of the incentive award could still be earned. For more information regarding our performance-based restricted stock awards, see “- Compensation Elements -- Long-Term Incentives,” “- 2016 Compensation Decisions -- Long-Term Incentives” and the “- Outstanding Equity Awards at Fiscal Year-End" table below.

3.
Represents time-based restricted stock awards, granted in 2016 under our 2012 Equity Incentive Plan, which are subject to 3-year cliff vesting from the grant date. For additional information regarding the terms of these awards, see “- Compensation Elements --Long-Term Incentives,” “- 2016 Compensation Decisions -- Long-Term Incentives,” and the “- Outstanding Equity Awards at Fiscal Year-End" table below.

4.
Represents the grant date fair value of the awards determined in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of these awards are included in Note 13.of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 9, 2017. For performance-based restricted stock awards, the grant date fair value is calculated using the target share amount potentially payable.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the unexercised stock options and outstanding stock awards held by NEOs as of December 31, 2016.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable [1]	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested [2]	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)		Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested [2]
Kevin J. Hanigan	72,000	48,000	—	$20.85	2/28/2023	29,550	[3]	$1,272,423	36,325	[4]	$1,564,155
J. Mays Davenport	—	—	—	—	—	8,950	[5]	385,387	7,425	[6]	319,721
Charles D. Eikenberg	30,000	20,000	—	20.85	2/28/2023	13,450	[7]	579,157	13,375	[8]	575,928
Scott A. Almy	30,000	20,000	—	20.85	2/28/2023	13,600	[9]	585,616	13,600	[10]	585,616
Thomas S. Swiley	30,000	20,000	—	20.85	2/28/2023	13,450	[11]	579,157	13,375	[8]	575,928

1.	Options vest in equal installments on February 28, 2017 and 2018.

2.	Based on the closing price of $43.06 per share of Company common stock as reported on the Nasdaq Stock Market on December 30, 2016.

3.	Time-based restricted stock consisting of (i) 16,000 shares that vest in equal installments on February 28, 2017 and 2018 and (ii) 13,550 shares that vest on July 25, 2019.

4.
Performance-based restricted stock consisting of (i) 16,000 shares that vest ratably over two years, subject to the Company achieving 85% of the budgeted earnings per share established by the Board of Directors for the operating year immediately prior to the vesting year and (ii) 20,325 shares (based on achieving maximum performance goals) which will vest and be earned based on Company ROAA and Company ROAE relative to a specified peer group of financial institutions over a three-year performance period commencing in January 2016 and ending in December 2018.

5.	Time-based restricted stock consisting of (i) 4,000 shares that vest on January 23, 2017 and (ii) 4,950 shares that vest on July 25, 2019.

6.
Performance-based restricted stock consisting of 7,425 shares (based on achieving maximum performance goals) which will vest and be earned based on Company ROAA and Company ROAE relative to a specified peer group of financial institutions over a three-year performance period commencing in January 2016 and ending in December 2018.

7.
Time-based restricted stock consisting of (i) 2,400 shares that vest on May 23, 2017, (ii) 6,400 shares that vest in equal installments on February 28, 2017 and 2018, and (iii) 4,650 shares that vest on July 25, 2019.

8.
Performance-based restricted stock consisting of (i) 6,400 shares that vest ratably over two years, subject to the Company achieving 85% of the budgeted earnings per share established by the Board of Directors for the operating year immediately prior to the vesting year and (ii) 6,975 shares (based on achieving maximum performance goals) which will vest and be earned based on Company ROAA and Company ROAE relative to a specified peer group of financial institutions over a three-year performance period commencing in January 2016 and ending in December 2018.

9.
Time-based restricted stock consisting of (i) 2,400 shares that vest on July 16, 2017, (ii) 6,400 shares that vest in equal installments on February 28, 2017 and 2018, and (iii) 4,800 shares that vest on July 25, 2019.

10.
Performance-based restricted stock consisting of (i) 6,400 shares that vest ratably over two years, subject to the Company achieving 85% of the budgeted earnings per share established by the Board of Directors for the operating year immediately prior to the vesting year and (ii) 7,200 shares (based on achieving maximum performance goals) which will vest and be earned based on Company ROAA and Company ROAE relative to a specified peer group of financial institutions over a three-year performance period commencing in January 2016 and ending in December 2018.

11.
Time-based restricted stock consisting of (i) 2,400 shares that vest on July 16, 2017, (ii) 6,400 shares that vest in equal installments on February 28, 2017 and 2018, and (iii) 4,650 shares that vest on July 25, 2019.

Option Exercises and Stock Vested
The following table provides information concerning the stock options exercised and shares of restricted stock that vested during 2016 for each NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting [1]
Kevin J. Hanigan	—	$—	16,000	$293,280
J. Mays Davenport	—	—	4,000	75,840
Charles D. Eikenberg	—	—	8,800	179,352
Scott A. Almy	—	—	8,800	188,112
Thomas S. Swiley	—	—	8,800	188,112

1.	Represents the value realized upon vesting of restricted stock awards based on the market value of shares on the vesting date.
Non-qualified Deferred Compensation
The following table sets forth information about the non-qualified deferred compensation activity during 2016 for the NEOs participating in the deferred compensation plan.

Name	Plan	Executive Contributions in Last FY	Company's Contributions in Last FY	Aggregate Earnings in Last FY [1]	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE [2]
Kevin J. Hanigan	Deferred Compensation Plan	$—	$—	$7	$—	$71,785
J. Mays Davenport	Deferred Compensation Plan	—	—	12,412	—	108,241

1.
None of the amounts shown are reported as compensation in the Summary Compensation Table, as these amounts do not constitute above-market or preferential earnings as defined in the rules of the Securities and Exchange Commission.

2.	Of the aggregate balances shown, $20,076 and $0 was reported as compensation earned by Mr. Hanigan and Mr. Davenport, respectively, in the Company's Summary Compensation for prior years.
See the discussion under “- Compensation Elements -- Benefits --- Deferred Compensation Plan” for additional information regarding our non-qualified deferred compensation arrangements.

Post-Termination Payments and Benefits
The following table summarizes the amounts each of the NEOs would be entitled to receive as of December 31, 2016 following certain types of terminations of employment or in connection with a change in control. The amounts shown in the following table are approximate and reflect certain assumptions that the Company has made in accordance with the SEC’s rules. These assumptions are that the termination of employment or change in control occurred on December 31, 2016 (the last day of the Company’s 2016 fiscal year), and that the value of a share of the Company’s stock on that day was $43.06, the closing price on December 30, 2016, the last trading day of the calendar year. In addition, in keeping with the SEC’s rules, the table does not include payments and benefits that are not enhanced by the termination of employment or change in control.
Beginning in 2016, we have included a “double trigger” change in control vesting provision in the long-term incentive awards granted to executive officers under our 2012 Equity Incentive Plan. Unvested awards do not automatically vest upon a change in control, so long as the awards are assumed or replaced by the acquiring or continuing entity on terms deemed by the Compensation Committee or the Board of Directors to be appropriate. Factors that the Compensation Committee or the Board of Directors may consider would likely include: (i) a value at least equal to the value of the replaced award, (ii) the award relates to publicly traded equity securities of the Company or its successor following the change in control, and (iii) the award has terms and conditions (such as vesting and time of payment) not less favorable than in effect before the change in control. Vesting and payment of such continuing awards will accelerate in the event of involuntary termination of employment within 12 months following a change in control. If the awards are not are assumed or replaced as described above, vesting and payment will be accelerated upon the change in control.

Benefit	Retirement	Death	Disability	Involuntary or Good Reason Termination (Not In Connection with Change in Control)	Involuntary or Good Reason Termination (In Connection with Change in Control)

Kevin J. Hanigan
Salary continuance [1,2]	$—	$600,000	$—	$1,344,000	$3,321,255
Restricted stock awards [4]	—	2,836,578	2,836,578	—	2,836,578
Stock options [4]	—	1,066,080	1,066,080	—	1,066,080
BOLI [5]	—	150,000	—	—	—
Outplacement and healthcare[6]	—	—	—	47,280	47,280
J. Mays Davenport
Salary continuance [1,3]	—	600,000	—	320,000	941,571
Restricted stock awards [4]	—	705,108	705,108	—	705,108
Stock options [4]	—	—	—	—	—
Outplacement and healthcare[6]	—	—	—	33,467	56,935
Charles D. Eikenberg
Salary continuance [1,3]	—	600,000	—	300,000	895,381
Restricted stock awards [4]	—	1,155,085	1,155,085	—	1,155,085
Stock options [4]	—	444,200	444,200	—	444,200
BOLI [5]	—	100,000	—	—	—
Outplacement and healthcare[6]	—	—	—	25,768	41,536
Scott A. Almy
Salary continuance [1,3]	—	600,000	—	310,000	912,149
Restricted stock awards [4]	—	1,171,232	1,171,232	—	1,171,232
Stock options [4]	—	444,200	444,200	—	444,200
Outplacement and healthcare[6]	—	—	—	33,467	56,935
Thomas S. Swiley
Salary continuance [1,3]	—	600,000	—	300,000	895,381
Restricted stock awards [4]	—	1,155,085	1,155,085	—	1,155,085
Stock options [4]	—	444,200	444,200	—	444,200
Outplacement and healthcare[6]	—	—	—	10,907	11,814

1.	The amount for payment upon death represents four times annual base salary up to $600,000, which is a benefit available to all active full time officers.

2.
The amount reflected in the “Involuntary or Good Reason Termination (NOT In Connection with Change in Control)” column includes the payment to Mr. Hanigan of his (i) annual base salary for 18 months following termination and (ii) the pro rata portion of any earned but unpaid target cash incentive for the year. The amount reflected in the “Involuntary or Good Reason Termination (In Connection with Change in Control)” column includes a lump sum payment to Mr. Hanigan equal to (i) 36 months of annual base salary and (ii) three times the average annual cash incentive paid to him for the three fiscal years immediately preceding the date of termination; provided, however, if the change in control occurs during such time as the Bank and the Company are not at least “adequately capitalized” (within the meaning of 12 U.S.C. § 1831o(b)), the annual base salary payment would be reduced to 24 months and the annual cash incentive would be reduced to two times the average annual cash incentive paid for the three fiscal years immediately preceding the date of termination. See “- Compensation Elements -- Benefits --- Employment Agreement of Kevin J. Hanigan.”

3.
The amount reflected for termination of each of the executives in the “Involuntary or Good Reason Termination (NOT In Connection with Change in Control)” is their respective annual base salaries for 12 months. The amount reflected in the “Involuntary or Good Reason Termination (In Connection with Change in Control)” column includes a lump sum payment equal to (i) 24 months of the executive's average annual base salary for the three year period ending on the date of termination and (ii) two times the average annual cash incentive paid to the executive for the three fiscal years immediately preceding the date of termination. See "- Compensation Elements -- Benefits --- Change in Control and Severance Benefits Agreements."

4.
Reflects the value of unvested restricted stock awards, both time- and performance-based, and stock options which vest in full in the circumstances indicated. The value of restricted stock is based on the December 30, 2016 closing price of $43.06.  The value of the stock options is based on the excess, if any, of the $43.06 closing market price and the option exercise price. Performance-based restricted stock awards are assumed to pay out at the “maximum” level (150%) under the “Death”, “Disability” and "Involuntary or Good Reason Termination (In Connection with Change in Control)" columns. See “- Compensation Elements -- Long-Term Incentives” and “- 2016 Compensation Decisions -- Long-Term Incentives.”

5.	Represents the death benefit portion of bank-owned life insurance paid to a designated beneficiary if the insured dies while employed at the Company.

6.
Amount represents the estimated cost of outplacement services and the hospitalization, medical, dental, prescription drug and other health benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, that will be provided to the NEO in the event of involuntary or good reason terminations for 12 months, or if the termination occurs in connection with or following a change in control, the NEOs may receive up to 24 month of hospitalization, medical, dental, prescription drug and other health benefits.

COMPENSATION OF DIRECTORS
During 2016, each non-employee director received (i) a $25,000 annual retainer; (ii) $1,800 per board meeting attended and (iii) $750 per committee meeting attended. In addition, the Chairman of the Board received an additional $75,000 per year fee, the Audit and Compensation Committee Chairs received an additional $7,500 per year fee and the Enterprise Risk, Loan, and Governance and Nominations Committee Chairs received an additional $5,000 per year fee. Directors may elect to defer receipt of all or any part of their directors' fees pursuant to a non-qualified deferred compensation plan. All funds deferred by participants are deposited into a brokerage account owned by the Bank, but each participant controls the investment decision with respect to his or her account.
Directors are provided or reimbursed for travel and lodging (including for spouse) and are reimbursed for other customary out-of-pocket expenses incurred in attending out-of-town board and committee meetings, as well as industry conferences and continuing education seminars. We also pay the premiums on directors' and officers' liability insurance and on a $50,000 term life insurance policy covering each director. At the time a director reaches the age of 65, the amount of insurance coverage is reduced to $32,500, and at the age of 70 and over, the coverage is reduced to $25,000.
We have Board-approved stock ownership guidelines applicable to the Company’s non-employee directors to further reinforce the alignment of the financial interests of these individuals with those of our long-term stockholders.   See “- Other Compensation and Governance Policies and Practices -- Stock Ownership Guidelines.” As of March 2017, each of our directors has met the stock ownership requirement.
Director Compensation Table
The following table sets forth information regarding compensation earned by or awarded to each of the Company's non-employee directors during 2016, each of whom is also a director of the Bank. Compensation is paid to directors for service on the Bank Board of Directors. No additional compensation is paid for service on the Company's Board.

Name	Fees Earned or Paid in Cash [1]	Stock Awards [2]	Option Awards [3]	All Other Compensation [4]	Total

Anthony J. LeVecchio	$132,550	$62,681	$—	$8,200	$203,431
Bruce W. Hunt	49,800	62,681	—	7,142	119,623
James Brian McCall	46,500	62,681	—	7,142	116,323
Karen H. O'Shea	57,000	62,681	—	7,617	127,298
Arcilia C. Acosta	45,550	62,681	—	3,242	111,473
George A. Fisk	56,050	62,681	—	4,214	122,945
R. Greg Wilkinson	51,050	62,681	—	3,482	117,213

1.	Directors may defer all or any part of their director's fees, which pursuant to the non-qualified deferred compensation plan are invested in independent third-party mutual funds.

2.
The amounts reflected in this column represent the grant date fair value under ASC Topic 718, of an award to each director of 2,140 shares of restricted stock on July 25, 2016, which is scheduled to vest on July 25, 2019. The grant date fair value amount is based on the per share closing price of the Company’s common stock on the date the award was made of $29.29. As of December 31, 2016, Ms. Acosta, Mr. Fisk and Mr. Wilkinson each held 6,140 unvested shares of restricted stock and Mr. LeVecchio, Mr. Hunt, Mr. McCall and Ms. O’Shea each held 12,140 unvested shares of restricted stock. Vesting of a director’s awards accelerates in the event of the director’s death or disability, or in connection with a change in control.

3.
As of December 31, 2016, Mr. LeVecchio, Mr. Hunt, Mr. McCall and Ms. O’Shea each held stock options to purchase 37,500 shares of Company common stock. No other director listed in the table held any options to purchase Company common stock at December 31, 2016.

4.
All other compensation includes dividends paid on restricted stock, spouse travel and insurance premiums paid on the death benefit portion of bank-owned life insurance. Under the terms of the bank-owned life insurance, if the participating director dies while a director at the Company, the director's designated beneficiary is entitled to receive a death benefit in an amount of $40,000. Mr. LeVecchio and Ms. O'Shea are the only directors that participate in bank-owned life insurance.

Report of the Compensation Committee
The Compensation Committee has reviewed and discussed the CD&A contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the CD&A be included in this proxy statement.
The foregoing report is provided by the Compensation Committee of the Board of Directors:

Karen H. O'Shea (Chair)
Anthony J. LeVecchio
Arcilia C. Acosta
CORPORATE GOVERNANCE
Director Independence. The Board of Directors of the Company has determined that all of its directors, with the exception of Kevin J. Hanigan, the Company's President and CEO, are “independent directors” as that term is defined by applicable listing standards of the Marketplace Rules of the NASDAQ Global Select Market and by the SEC, including the more stringent independence requirements for Audit and Compensation Committee membership. These independent directors are Anthony J. LeVecchio, Bruce W. Hunt, James Brian McCall, Karen H. O'Shea, Arcilia C. Acosta, George A. Fisk and R. Greg Wilkinson. In determining the independence of directors, the Board of Directors considered the various deposit, loan and other relationships that each director has with the Bank, including loans and lines of credit, that were not required to be disclosed in this proxy statement under the heading “Loans and Related Transactions with Executive Officers and Directors,” and determined in each case that these relationships did not interfere with their exercise of independent judgment in carrying out their responsibilities as a director.
Board Leadership Structure. The Board has placed the responsibilities of Chairman with an independent non-executive member of the Board, which we believe provides better accountability between the Board and our management team. We believe it is beneficial to have an independent Chairman whose sole responsibility to us is leading our Board members as they provide leadership to our executive team. Our Chairman is responsible for providing leadership to the Board and facilitating communication among the directors; setting the Board meeting agendas in consultation with the President and CEO; and presiding at Board meetings, executive sessions and shareholder meetings. This delineation of duties allows the President and CEO to focus his attention on managing the day-to-day business of the Company. We believe this structure provides strong leadership for our Board, while positioning our President and CEO as the leader of the Company in the eyes of our customers, employees and other stakeholders. Executive sessions of the non-management directors without management in attendance are provided for at each regularly scheduled Board meeting and are chaired by our non-executive Chairman of the Board.
Board Role in Risk Oversight. The Board of Directors is responsible for consideration and oversight of risks facing the Company and is responsible for ensuring that material risks are identified and managed appropriately. The Audit Committee meets quarterly with management in order to review our major financial risk exposures and the steps management is taking to monitor and control such exposures. Directors also serve on various committees that focus on major areas of risk in the Company that include, but are not limited to, loans, investments, technology and compensation. Directors discuss risk and risk mitigation strategies with management within these committees. All risk oversight discussions are included in committee reports to the full Board of Directors.

Board Meetings and Committees
The membership of the Bank's Board of Directors is identical to the Company's Board of Directors. Meetings of both Boards of Directors are generally held on a monthly basis, which is in addition to quarterly strategic meetings and the occasional special meeting. For the fiscal year ended December 31, 2016, the Board of Directors of the Company held 15 meetings, all of which included a meeting of the Board of Directors of the Bank. During fiscal year 2016, no director who served during 2016 attended fewer than 75% in the aggregate of the total number of meetings of each Board and the total number of meetings held by the committees of each Board on which committees he or she served.
The Board of Directors of the Company has standing Compensation, Audit, and Governance and Nominating Committees. Information regarding the functions of these Board committees, their present membership and the number of meetings held by each committee for the year ended December 31, 2016, is set forth below.

Compensation Committee. The Compensation Committee operates under a formal written charter adopted by the Board of Directors. The current members of the Compensation Committee are Directors O'Shea (Chair), LeVecchio and Acosta. The Compensation Committee is responsible for (i) determining and evaluating the compensation of the CEO and other executive officers and key employees, (ii) reviewing and monitoring existing compensation plans, policies and programs and recommending changes to the goals and objectives of these plans, policies and programs to the entire Board, and (iii) reviewing and recommending new compensation plans, policies and programs. See also “Compensation Discussion and Analysis - Compensation Philosophy and Key Considerations.” In 2016, the Compensation Committee held six meetings.
Audit Committee and Audit Committee Financial Expert. The Audit Committee operates under a formal written charter adopted by the Board of Directors. The Audit Committee is appointed by the Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of our consolidated financial statements, our financial reporting processes, our systems of internal accounting and financial controls, our compliance with legal and regulatory requirements, the annual independent audit of our consolidated financial statements, the independent auditors' qualifications and independence, the performance of our internal audit function and independent auditors and any other areas of potential financial risk to the Company specified by its Board of Directors. The Audit Committee also is responsible for the appointment, retention and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors.
The current members of the Audit Committee are Directors LeVecchio (Chair), McCall, and Acosta. All members of the Audit Committee are able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. Additionally, Mr. LeVecchio has had past employment experience in finance or accounting and/or requisite professional certification in accounting that results in his financial expertise. The Board of Directors has determined that Mr. LeVecchio meets the requirements adopted by the SEC for qualification as an “audit committee financial expert.” During 2016, the Audit Committee held ten meetings.
Governance and Nominating Committee. The Governance and Nominating Committee operates under a formal written charter adopted by the Board of Directors. The Governance and Nominating Committee is responsible for overseeing the corporate governance policies for the Company and to identify and recommend director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Governance and Nominating Committee. The nominees for election at the meeting identified in this proxy statement were recommended to the Board by the Governance and Nominating Committee. The Governance and Nominating Committee has the following responsibilities under its charter:

(i)
Review and recommend to the Board of Directors for approval policies to enhance the Board's effectiveness, including policies with respect to the distribution of information to Board members, the size and composition of the Board, and the frequency and structure of Board meetings;

(ii)
Review and reassess at least annually the corporate governance guidelines of the Company to determine whether they are appropriate for the Company and comply with applicable laws, regulations and listing standards, and recommend any proposed changes to the Board of Directors for approval;

(iii)	Consider any requests for waiver of, and address any violations or alleged violations of, the Company's codes of conduct and ethics that relate to a Board member or executive officer of the Company;

(iv)	Assist in identifying, interviewing and recruiting candidates for the Board;

(v)
Recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company's charter and bylaws relating to the nomination or appointment of directors, based on criteria established by the Board;

(vi)
Review nominations submitted by shareholders that comply with the requirements of the Company's charter and bylaws. Nominations from shareholders will be considered and evaluated using the same criteria as all other nominations;

(vii)	Annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees, as necessary; and

(viii)	Perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures. Pursuant to the Company's bylaws, nominations for directors by shareholders must be made in writing and received by the Secretary of the Company at the Company's principal executive offices no earlier than 120 days prior to the meeting date and no later than 90 days prior to the meeting date. If, however, less than 100 days' notice or public announcement of the date of the meeting is given or made to shareholders, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company's bylaws.
The current members of the Governance and Nominating Committee are Directors Hunt (Chair), O'Shea and Wilkinson. During 2016, the Governance and Nominating Committee met four times.
Committee Charters. The full responsibilities of the Audit, Compensation, and Governance and Nominating Committees are set forth in their charters, which are posted in the Committee Charting section of our website at www.LegacyTexasFinancialGroup.com.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions, and to all of our other employees and our directors. A copy of our code of business conduct and ethics is available on our Internet website address, www.LegacyTexasFinancialGroup.com.

Shareholder Communications with Directors

Any shareholder desiring to communicate with the Board of Directors, or one or more specific members thereof, should communicate in writing addressed to Scott A. Almy, EVP/Chief Operating Officer, Chief Risk Officer and General Counsel, LegacyTexas Financial Group, Inc., 5851 Legacy Circle, Plano, Texas, 75024, who will promptly forward all such communication to each director.

Board Member Attendance at Annual Shareholder Meetings

Although the Company does not have a formal policy regarding director attendance at annual shareholder meetings, directors are expected to attend these meetings absent extenuating circumstances. All of our then current directors were in attendance at last year's annual shareholder meeting.

AUDIT AND RELATED FEES

For the fiscal years ended December 31, 2016 and 2015, Ernst & Young LLP provided various audit and audit-related services to the Company. Set forth below are the aggregate fees billed for these services:

	2016	2015
Audit fees	$958,201	$1,362,704
Audit-related fees	45,000	30,000
	$1,003,201	$1,392,704

Audit Fees include aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements, for the audit pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, for the review of financial statements included in the Company's Quarterly Reports on Form 10-Q, for statutory and regulatory audits, for the financial statements for the U.S. Department of Housing and Urban Development and for consents.
Audit-Related Fees include aggregate fees billed for professional services rendered related to the audits of retirement and employee benefit plans and agreed-upon procedures engagements.
No fees were billed for professional services rendered for services or products other than those listed under the captions “Audit Fees” and “Audit-Related Fees” for 2016 and 2015.

The Audit Committee has determined that the services provided by Ernst & Young LLP as set forth herein are compatible with maintaining Ernst & Young LLP's independence.
Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the registered public accounting firm. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the registered public accounting firm for all audit and permissible non-audit services to be provided by the registered public accounting firm and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter, for the engagement of the registered public accounting firm to render permissible non-audit services to the Company, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2016, with the Company's management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.
The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board concerning Independence as currently in effect and has discussed with Ernst & Young LLP their independence.
Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

The foregoing report is furnished by the Audit Committee of the Board of Directors:

Anthony J. LeVecchio (Chair)	Arcilia C. Acosta
James Brian McCall

LOANS AND RELATED TRANSACTIONS
WITH EXECUTIVE OFFICERS AND DIRECTORS
The Bank has followed a policy of granting loans to officers and directors. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with persons not related to the Bank, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. All loans that the Bank makes to directors and executive officers are subject to regulations of the Bank's primary regulators restricting loans and other transactions with affiliated persons of the Bank. Loans to all directors and named executive officers and their associates totaled $15.3 million at December 31, 2016, which was 1.7% of our consolidated total shareholders' equity at that date.
Under our Code of Business Conduct and Ethics, all business transactions between the Company (and its subsidiaries) and any of its directors, executive officers and/or their related interests shall be entered into only under the following conditions:

(1)
The terms, conditions and means of compensation shall be no less favorable to the Company than other similar business transactions previously entered into by it or which may be entered into with persons who are not directors or executive officers of the Company, or their related interests.

(2)
All related party transactions between our directors and executive officers and/or their related interests and the Company shall require the prior review and approval of a majority of the disinterested independent directors (as defined under the NASDAQ Stock Market listing standards) of the Board of Directors, with the interested director abstaining from participating either directly or indirectly in the voting and discussion on the proposed business transaction. For these purposes, the term “related party transactions” shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

(3)
The minutes of any Board meeting at which a business transaction between the Company and a director or executive officer, or his or her related interest, is approved or denied shall include the nature and source of all information used to establish the reasonableness and comparable nature of the terms, conditions and means of compensation, with copies thereof attached as appropriate.

During 2016, there were no related party transactions between the Company and any of its directors, executive officers and/or their related interests, except for the loans discussed above.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the SEC and to furnish us with copies of the reports they file. Based solely on a review of the reports we received, or written representations from certain reporting persons, we believe that all reports were timely filed during 2016 other than: (i) in the case of Mr. Eikenberg, the failure to timely file a Form 4 to report one open market sale of the Company’s common stock due to a delay by his broker in providing notification of the sale (5,000 shares reported on a Form 4 one day late, representing one late report); (ii) in the case of Mr. Wilkinson, the inadvertent failure to timely file a Form 4 to report one open market sale of the Company’s Common Stock held indirectly by a company of which he is a Co-Chairman (11,430 shares reported on a Form 5, representing one late report); and (iii) in the case of Mr. Hunt, the inadvertent failure to timely file a Form 4 to report two open market sales of the Company’s common stock held indirectly by two separate trusts of which Mr. Hunt is the trustee (26,544 shares in the aggregate reported on a Form 5, representing one late report).

PROPOSAL 2 - ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and the SEC's implementing rules, we are including in this proxy statement and will present at the annual meeting an advisory (non-binding) vote on executive compensation, commonly known as a “say-on-pay” proposal. This proposal gives shareholders the opportunity to endorse or not endorse the compensation of the Company's NEOs (named executive officers) as disclosed in this proxy statement. This proposal will be presented at the annual meeting as a resolution in substantially the following form:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Company's proxy statement for the annual meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
This vote will not be binding on the Company's Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any additional fiduciary duty to the Board. Nor will it affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.
As discussed under “Compensation Discussion and Analysis,” the objective of our executive compensation philosophy and programs is to attract and retain experienced, highly qualified executives who are critical to our long-term success and enhancement of shareholder value using a market competitive, pay-for-performance approach. The say-on-pay vote at our annual meeting of shareholders held in 2016, which related to our 2015 executive compensation, was approved by approximately 98% of shareholder votes cast. You are encouraged to read the “Compensation Discussion and Analysis,” including the tables and narrative disclosure describing the 2016 compensation of NEOs.
The Dodd-Frank Act requires that at least once every six years we hold a non-binding, advisory vote on the frequency of future say-on-pay votes, with shareholders having the choice of every year, every two years or every three years. We held our last frequency vote in 2011, and the most votes were received for a frequency of every year. In keeping with the preference expressed by our shareholders at our 2011 annual meeting, the Company has been holding "say-on-pay" votes annually. See "Proposal 3 -Advisory (Non-binding) Vote on the Frequency of the Advisory Vote on Executive Compensation ."
Our Board of Directors believes that our executive compensation in 2016 continued to achieve the objective of our executive compensation philosophy and programs, and it therefore recommends that shareholders vote FOR this proposal.

PROPOSAL 3 - ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Securities Exchange Act of 1934, as amended, and pursuant to the Dodd-Frank Act, at least once every six years, we are required to provide shareholders with the opportunity to cast a vote as to how frequently they would like the Company to hold an advisory vote on executive compensation. We held our last frequency vote in 2011. As a result, we are required to hold a frequency vote at this annual meeting. Therefore, we are asking shareholders to vote whether the Company’s future say-on-pay proposals should be held every year, every other year or once every three years. This vote will not be binding on the Company’s Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any additional fiduciary duty to the Board. The Compensation Committee and the Board however, do value the opinions of the Company’s shareholders and will take into account the outcome of the vote when establishing the frequency of future say-on-pay votes.

Your proxy card provides four choices for you to cast your vote: every year, every two years, every three years, or you may abstain.

The Board of Directors recommends holding future advisory votes on executive compensation every year.

PROPOSAL 4 - RATIFICATION OF APPOINTMENT
OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors renewed the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the 2017 fiscal year. Although shareholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or otherwise, our Board of Directors is submitting this appointment to our shareholders for their ratification at the annual meeting as a matter of good corporate practice. If the shareholders do not ratify the appointment of Ernst & Young LLP, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee. Even if the appointment of Ernst & Young LLP is ratified by the shareholders at the annual meeting, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year.
The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.

Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2016. Representatives of Ernst & Young LLP have been invited to be present at the annual meeting, and we expect that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Information regarding fees for the various services provided to the Company by Ernst & Young LLP during 2016 and 2015 are discussed in “Audit and Related Fees” above.

PROPOSAL 5 - APPROVAL OF THE 2017 OMNIBUS INCENTIVE PLAN

Introduction

On March 27, 2017, based upon the recommendation of the Compensation Committee, our Board of Directors approved the 2017 Omnibus Incentive Plan (the “2017 Plan”), subject to approval by shareholders at the annual meeting of the Company’s shareholders on May 22, 2017 or any adjournment or postponement thereof (the “2017 Annual Meeting”). The 2017 Plan will only become effective if it is approved by the Company’s shareholders at the 2017 Annual Meeting.

The purpose of the 2017 Plan is to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of employees and directors with those of Company shareholders. The 2017 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees and directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.

We currently have two equity-based incentive plans in effect, the LegacyTexas Financial Group 2012 and 2007 Equity Incentive Plans (the “Existing Plans”), which provide for awards to employees and directors of the Company and its subsidiaries of stock options, stock appreciation rights, restricted stock and restricted stock units. If our shareholders approve the 2017 Plan, no further awards will be made under the Existing Plans, and shares of common stock reserved to make new awards under those plans will be released; provided that shares of Company common stock reserved to fund issued and outstanding awards under the Existing Plans will continue to be reserved to provide for those awards.  All awards outstanding under the Existing Plans will remain outstanding in accordance with their terms and will continue to be governed solely by the terms of the documents evidencing such award, and no provision of the 2017 Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of shares.

Reasons for Seeking Shareholder Approval

We use equity compensation as a key tool for the attraction, retention and motivation of the best available talent. Our shareholders have previously authorized a total of 4,718,056 shares of Company common stock for awards under our Existing Plans. As of April , 2017 (the latest practical date prior to the mailing of this proxy statement), shares were subject to outstanding awards under the Existing Plans and shares remained available for future awards. Based on our historical grant practices, we expect a substantial portion of the remaining awards will have been granted prior to the time of our 2017 annual meeting of shareholders. Accordingly, approval of the 2017 Plan is critical to ensuring that we have adequate shares available to continue to attract, retain and motivate top talent.

As previously stated, if shareholders approve the 2017 Plan, no further awards will be made under the Existing Plans and shares of common stock reserved to make new awards under those plans will be released.

In addition, we are seeking approval of the 2017 Plan in order, among other things, to: (i) comply with NASDAQ rules requiring shareholder approval of equity compensation plans; (ii) allow the Compensation Committee to be more effective with the mix of equity awards through utilization of the fungible design; and (iii) allow the Compensation Committee the ability to grant stock awards intended to qualify as ‘‘performance-based compensation’’ under Section 162(m) of the Code.

Important Considerations

We have adopted and are recommending that our shareholders approve the 2017 Plan because we believe the design of the Plan and the number of shares to be authorized for issuance are consistent with the interests of shareholders and good corporate governance practices. In approving the 2017 Plan, the Compensation Committee and Board were aware of investor considerations relating to the Plan, including the following:

Burn Rate; Longevity of Authorized Shares. Burn rate, which is a measure of the rate at which companies use (or burn) shares available for grant in their equity compensation plans, is an important factor for investors concerned about shareholder dilution. The burn rate is defined in terms of the gross number of equity awards granted during a calendar year divided by the weighted average of number of shares of common stock outstanding during the year. We believe our current three-year average burn rate of 1.14% should be viewed favorably by our shareholders.

Although our future annual share usage will depend upon and be influenced by a number of factors, such as the number of plan participants, the price per share of our common stock and the methodology used to establish the equity award mix, the 3,250,000 shares of common stock reserved for issuance under the 2017 Plan will enable us to continue to utilize equity awards as an important component of our compensation program and help meet our objectives to attract, retain and incentivize talented personnel. The calculation of the share reserve took into account, among other things: (i) the effect the 2015 acquisition of LegacyTexas Group, Inc. had on our size, number of outstanding shares of common stock and employee headcount, (ii) our stock price and volatility, (iii) our share burn rate and overhang, (iv) the existing terms of our outstanding awards, and (v) our proposed fungible share rate of 2.5-for-1 for full value awards (stock-based awards other than stock options and stock appreciation rights) under the 2017 Plan. The results of this analysis were presented to our Compensation Committee for their consideration. In addition, we anticipate that the fungible share design will permit a more efficient and effective use of those shares for future equity awards. Upon approval of the proposal, based on the factors described above, we estimate that the pool of shares available under the 2017 Plan would last for approximately three to five years.

Plan Cost. Another metric often used by investors to assess the appropriateness of the number of shares to be authorized for issuance under an equity plan is the cost of the shares relative to the current outstanding shares of the Company. The 3,250,000 shares being requested will represent 6.8% of the approximately 47.9 million shares outstanding as of the date of this proxy statement. Based upon our current practice of granting a significant portion of the awards as full value awards (approximately 20% of total awards granted in 2016), the number of the additional shares which will actually be issued will be less because each share issued under full value awards counts on a 2.5-for-1 basis against the number of shares authorized for issuance according to the plan. For example, this means that, for every 100 shares of restricted stock issued by us under the 2017 Plan, the number of shares available under the 2017 Plan will be reduced by 250 shares. We believe these facts should be viewed favorably by investors as they demonstrate that the cost of our 2017 Plan is reasonable.

Overhang. Overhang is another measure that is sometimes used to assess the dilutive impact of equity programs such as the 2017 Plan. Overhang indicates the amount by which existing shareholder ownership would be diluted if the shares authorized for issuance under our Existing Plans, coupled with the shares subject to outstanding awards were issued. As of April , 2017, the overhang represented by the number of outstanding awards plus shares available for issuance under the Existing Plans stood at 6.0%. The additional 3,250,000 shares to be authorized under the 2017 Plan (taking into account that no further grants will be made under the Existing Plans if shareholders approve the 2017 Plan) will increase the overhang to between % and %, depending on the mix of awards. We believe these levels of overhang should not be viewed as excessive by investors.

The following description sets forth the material terms of the 2017 Plan.  It does not purport to be complete and is qualified in its entirety by reference to the full text of the 2017 Plan, a copy of which is attached to this proxy statement as Appendix A.

Corporate Governance Practices

The 2017 Plan incorporates the following provisions that enable us to maintain sound corporate governance practices in granting equity-based awards to officers, key employees and directors that we believe are consistent with the interests of shareholders, including:

•
Limit on Shares Authorized: Based on our current three-year average burn rate, the shares authorized for issuance under the 2017 Plan would be sufficient to make awards for three to five years following approval of the 2017 Plan by shareholders.

•
Limit on Shares Issued for Full Value Awards: The 2017 Plan limits the number of shares which may be issued under full value awards (awards other than stock options and stock appreciation rights). Under the 2017 Plan, utilizing shares for full value awards has the effect of reducing the aggregate shares available for issuance on a 2.5-for-1 basis. Based on our current grant practices under which a significant portion of awards are full value awards (time and performance-based restricted stock), it is expected that the actual number of shares that will be issued will be less than the number of shares authorized for issuance. In the event that all awards granted under the 2017 Plan are full value awards, then the actual number of shares to be issued would be 1,300,000.

•
Annual Limit on Director Awards: The 2017 Plan sets a limitation on the number of shares of common stock that may be subject to awards made under the plan to members of the Board of Directors who are not also employees. Not more than 5,000 shares may be issuable under awards made to a non-employee director in any one calendar year.

•
No Liberal Share Recycling Provisions: The 2017 Plan provides that the following shares may not be added back (recycled) to the aggregate plan limit: (1) shares tendered in payment of the option exercise price; (2) shares withheld by the Company to satisfy tax withholding obligations; and (3) shares that are repurchased by the Company with proceeds from option exercises. The 2017 Plan expressly provides that the gross number of stock appreciation rights exercised or settled, in stock and not just the net shares issued upon exercise or settlement, count against the aggregate limit on the number of shares which may be issued under the 2017 Plan.

•
Minimum Vesting and Restricted Period. Not more than 10% of the shares authorized for issuance under the 2017 Plan may be issued under full value awards with time-vested award schedules that fully vest in less than three years from the grant date.

•
No Discount Stock Options or Stock Appreciation Rights: The 2017 Plan prohibits the grant of stock options or stock appreciation rights with an exercise or grant price less than the fair market value of the Company common stock on the date of grant. Fair market value is the closing price of the Company common stock on the date of grant.

•
No Repricing of Stock Options or Stock Appreciation Rights: The 2017 Plan prohibits the repricing of stock options and stock appreciation rights without shareholder approval. It also prohibits the exchange of underwater stock options or stock appreciation rights for cash or a different award without shareholder approval.

•
“Double-Trigger” Vesting on Change in Control: A change in control does not, by itself, trigger full vesting of awards under the 2017 Plan. The continuing awards or replacement awards will continue under their pre-change in control vesting and other terms, except that full vesting will occur in the event the participant’s employment is involuntarily terminated (the occurrence of the “double trigger”).

•
Protective Provisions: The 2017 Plan continues to authorize the Committee (as defined below under “- Administration of the 2017 Plan”) to include clawback, holding period or other protective provisions in the terms of any award. Clawback provisions enable the Company to recover amounts which were paid or earned based upon financial statements or other metrics which subsequently prove to be erroneous. Holding period requirements mandate that participants retain earned shares in order to further link their interests to the long-term interests of the shareholders. Other protective provisions, such as conditioning an award upon the participant’s consent to restrictive covenants, are additional ways through which participants’ interests and those of the Company can be aligned.

•
No Dividend Equivalents Paid on Unvested Performance Awards or on Options and SARs: The 2017 Plan prohibits payment of dividends or dividend equivalents on performance share awards until those awards are earned and vested. It also prohibits the granting of dividends or dividend equivalents on Options and SARs.

•	Material Amendments to the Plan Require Shareholder Approval: The 2017 Plan provides that a material amendment to the plan will not be effective unless approved by the Company’s shareholders.

•	Independent Committee Administration: The 2017 Plan is to be administered by a committee of the Company’s board of directors comprised entirely of independent directors.

Awards, Shares Authorized and Limitations

The 2017 Plan provides for the grant to employees and directors of the Company and its subsidiaries (whom we refer to collectively as “participants”) of the following types of awards:

•
options to purchase shares of Company common stock, which may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (which we refer to as “incentive stock options”) or non-statutory options which do not satisfy the provisions of Section 422 of the Internal Revenue Code (which we refer to as “non-qualified stock options”) (incentive stock options and non-qualified stock options are together referred to as “stock options” or “options”);

•	stock appreciation rights;

•	restricted stock and restricted stock units;

•	performance shares and performance units; and

•	cash awards, which may include awards under our annual cash incentive program (Executive Incentive Plan.)

Subject to adjustment as described under “- Changes in Capitalization,” the total number of shares available for awards under the 2017 Plan will be 3,250,000. Shares issued under the 2017 Plan may be either authorized but unissued shares, or shares that have been reacquired by the Company.  Shares subject to awards which terminate, expire or lapse are again available for awards under the 2017 Plan.  Awards that are not settled in shares will not be counted against the limit described above.

The 2017 Plan sets forth annual limits with respect to awards which may be granted to a participant. A participant may receive different types of awards during a calendar year. Under the 2017 Plan, subject to adjustment as described in “Changes in Capitalization,” awards granted during a calendar year to a participant are subject to the following limitations: (1) aggregate grants of stock options or stock appreciation rights are subject to an annual limit of 150,000 shares; (2) aggregate grants of restricted stock or restricted stock units are subject to an annual limit of 75,000 shares; (3) aggregate grants of performance shares or performance units are subject to an annual limit of 75,000 shares; and (4) cash awards are subject to an annual limit of $1,000,000. In addition, the aggregate number of shares that may be credited as director compensation and/or covered by awards to a non-employee director with respect to a calendar year is subject to an annual limit of 5,000 shares. The 2017 Plan provides that up to fifty percent (50%) of the shares available for award under the Plan may be issued as incentive stock options.

Changes in Capitalization

The 2017 Plan provides that in the event of any corporate event or transaction, including, but not limited to, a change in the shares of Company common stock or the capitalization of the Company, such as may result from a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution, other than normal cash dividends, in order to prevent dilution or enlargement of participant rights under the 2017 Plan, the number of shares of common stock authorized for issuance, available for issuance or covered by any outstanding award and the exercise price or other per share amounts applicable to any such award, and the various limitations described above, will be adjusted. Fractional shares will not be issued under the 2017 Plan.

Eligibility

Any officer, employee or director (including advisory and emeritus directors) of the Company or any of its subsidiaries is eligible to receive an award under the 2017 Plan. As of December 31, 2016 there were approximately 885 full-time equivalent employees and seven non-employee directors of the Company and its subsidiaries.

Administration of the 2017 Plan

The 2017 Plan is administered by a committee (which we refer to in this section as the “Committee”) of two or more members of the Company’s board of directors, each of whom qualifies as (i) an “outside director,” as defined in Section 162(m) of the Internal Revenue Code, (ii) a “Non-Employee Director,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and (iii) an “Independent Director” under the NASDAQ corporate governance rules and regulations.  Committee members serve at the discretion of the Company's board of directors and may be removed by the board at any time. The Compensation Committee of the Company's board of directors presently serves as the Committee.

The Committee generally has full power to:

•	determine the size and types of awards;

•	determine the terms and conditions of awards in a manner consistent with the 2017 Plan;

•	interpret the 2017 Plan and any agreement or instrument entered into under the 2017 Plan;

•	establish, amend or waive rules and regulations for the administration of the 2017 Plan;

•	amend or otherwise modify the 2017 Plan or the terms and conditions of any outstanding award under the 2017 Plan;

•	make all other determinations which are necessary or advisable for the administration of the 2017 Plan; and\

•	delegate its authority under the 2017 Plan to the extent permitted by law, rule or regulation.

Duration and Modification

The 2017 Plan will remain in effect until terminated in accordance with its terms; however, no award may be made under the 2017 Plan after May 22, 2027.  The Company’s board of directors or the Committee generally may, at any time, terminate, amend or modify the 2017 Plan without approval of participants or the Company’s shareholders. Shareholder approval must be obtained if it is required by law, rule or regulation.  As a result, shareholder approval will generally be required for material amendments to the 2017 Plan, such as amendments to increase the number of shares which may be issued under awards.  Additionally, the Company’s board of directors, in its discretion, may voluntarily seek shareholder approval if it so desires.

No Repricing Without Shareholder Approval

Stock options and stock appreciation rights may not be repriced, replaced or regranted through cancellation, exchanged for cash or other awards or by lowering the exercise or grant price of a previously granted stock option or stock appreciation right (other than as described under “- Changes in Capitalization”), except with the approval of the Company’s shareholders.

Stock Options

General. Stock options may be granted to employees and directors at any time and from time to time by the Committee. The Committee has broad discretion in determining the number of shares subject to options granted to each participant. Each option grant is evidenced by an option agreement that specifies the exercise price, the duration of the option, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the Committee determines. In addition, the option agreement specifies whether the option was intended to be an incentive stock option or a non-qualified stock option. The exercise price must not be less than the fair market value of a share of Company common stock on the date of grant, provided that the exercise price of an incentive stock option granted to a holder of more than ten percent of the Company common stock must not be less than 110% on the date of grant. The duration of a stock option may not exceed ten years, provided that the duration of an incentive stock option granted to a holder of more than ten percent of the common stock may not exceed five years.

Stock Option Exercises. A participant may pay the exercise price of his or her option in cash, by delivering shares of Company common stock that he or she already owns having a total market value equal to the total exercise price, through a broker-assisted (cashless) exercise, by net settlement, or by a combination of cash and shares.

Exercising Options After Termination of Employment or Service. The termination of a participant’s employment or service as a director affects his or her ability to exercise options granted under the 2017 Plan.

Termination of Service or Employment-General. Unless otherwise set forth in the participant’s option agreement or as described below, if a participant's employment or service terminates, any portion of the participant’s option which has not yet vested will be forfeited, unless the Committee decides to waive this forfeiture and allow the participant to exercise that portion (in addition to the already vested portion) of the option.  Thereafter, unless otherwise provided in the participant's option agreement, the exercisable portion of the participant's option may be exercised for three months after the date of termination or until the expiration date of the option, whichever period is shorter.  Unless otherwise set forth in the participant’s option agreement, should the participant die during the shorter of these two periods, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the option by will or the laws of descent and distribution) for one year after the participant’s death.

Termination Due to Death. Unless otherwise set forth in the participant’s option agreement, if a participant’s employment or service is terminated due to death, any unvested portion of the participant's option will immediately become exercisable and the option may be exercised  by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the option by will or the laws of descent and distribution) for one year after the participant’s death.

Termination Due to Disability. Unless otherwise set forth in the participant’s option agreement, if a participant's employment or service is terminated due to permanent and total disability, any unvested portion of the participant's option will immediately become exercisable and the option may be exercised for one year after the date of termination or until the expiration date of the option, whichever period is shorter.  Unless otherwise set forth in the participant’s option agreement, should the participant die during the shorter of these two periods, the participant’s option may be exercised by the participant’s designated beneficiary (or, if no beneficiary has been designated, by such person or persons who have acquired the participant’s rights under the options by will or the laws of descent and distribution) for one year after the participant’s death.

Termination Due to Cause. If a participant's employment or service is terminated for cause, all of his or her outstanding options under the 2017 Plan (regardless of vesting status) will immediately be forfeited.

Transferability. Except as otherwise permitted by the Internal Revenue Code or the regulations under the Internal Revenue Code, no incentive stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution. An incentive stock option may be transferred incident to a divorce (within the meaning of Section 1041 of the Internal Revenue Code) or pursuant to a qualified domestic relations order, but such a transfer will cause the incentive stock option to become non-qualified stock option as of the day of the transfer.  An incentive stock option may be transferred to a grantor trust under which the participant is considered the sole beneficial owner of the incentive stock option while it held by the trust.  No non-qualified stock option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (1) upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been properly designated by the participant, by will or by the laws of descent and distribution, (2) pursuant to a qualified domestic relations order, (3) to a grantor trust, or (4) if specified by the Committee in the participant’s option agreement, by gift to any member of the participant’s immediate family or to a trust for the benefit of the participant or one or more of the participant’s immediate family members.  For these purposes, a participant’s “immediate family” means the participant, and the lineal ascendants and lineal descendants of the participant or his or her spouse, or any one or more of them.  Unless transferred as permitted under the 2017 Plan, a stock option may be exercised during the participant’s lifetime only by the participant.

Stock Appreciation Rights

The exercise of a stock appreciation right entitles its holder to receive in cash, shares of Company common stock or a combination of both (as determined by the Committee), an amount equal to (1) the difference between the fair market value of a share of Company common stock on the date of exercise over the grant (exercise) price, multiplied by (2) the number of shares with respect to which the stock appreciation right is exercised.

Stock appreciation rights may be granted to employees and directors at any time and from time to time as determined by the Committee. The Committee has broad discretion in establishing the terms of stock appreciation rights, including the number of shares subject to a particular award, conditions to exercising, grant price (which must be equal to at least 100% of the fair market value of a share of Company common stock on the date of grant) and duration of the award (which may not exceed ten years). A stock appreciation right may be related to a stock option or be granted independently of any option. In the case of a stock appreciation right that is related to a stock option, the exercise of one award will reduce, on a one-to-one basis, the number of shares covered by the other award.  The plan provisions on exercising stock appreciation rights after termination of employment or service and transferability of stock appreciation rights are essentially the same as those applicable to stock options.

Restricted Stock and Restricted Stock Units

General. Shares of restricted stock and restricted stock units may be granted to employees and directors at any time and from time to time by the Committee.  Each restricted stock or restricted stock unit grant is evidenced by a restricted stock or restricted stock unit agreement that specifies the period of restriction (that is, the period during which the entitlement of the participant under the award is limited in some way or subject to forfeiture) and any other vesting terms, the number of shares of restricted stock or restricted stock units granted, and such other provisions as the Committee may determine, including whether the award is subject to vesting upon the achievement of performance goals (which may, but need not, include performance goals intended to qualify the award as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (see “- Qualified Performance-Based Compensation”)).  Each restricted stock unit agreement will also specify the time at which, after vesting, the award will be settled (i.e., paid out to the participant) and the form in which settlement will be made (i.e., in shares of Company common stock, in cash, or a combination of both).  In addition, the Committee may require that a participant pay a stipulated purchase price for each share of restricted stock or restricted stock unit, or impose holding requirements or sale restrictions upon vesting of restricted stock or settlement of restricted stock units in shares.

The 2017 Plan does not prescribe a specific period over which shares of restricted stock and restricted stock units generally must vest.  During the period of restriction, a participant holding shares of restricted stock may exercise full voting rights with respect to those shares, and also is entitled to receive all dividends and distributions paid with respect to those shares while they are held.  The Committee may provide that payment of such dividends shall not be made until the underlying restricted stock vests.  If any dividends or distributions are paid in shares of Company common stock, those shares will be subject to the same restrictions as the shares of restricted stock with respect to which they were paid.  A participant has no voting or dividend rights with respect to shares underlying restricted stock units unless and until the shares are issued to the participant in settlement of the restricted stock units.  The Committee may, however, provide in the participant’s restricted stock unit agreement for the crediting of dividend equivalent units.

Termination of Service or Employment. Unless otherwise set forth in the participant’s restricted stock or restricted stock unit agreement, if a participant's employment or service is terminated due to death or permanent and total disability, the period of restriction will lapse as of the date of termination.  Unless otherwise set forth in the participant’s restricted stock or restricted stock unit agreement, if a participant's employment or service is terminated for any other reason, all unvested shares awarded as restricted stock and restricted stock units will immediately be forfeited unless the termination is not for cause and the Committee, in its sole discretion, determines to provide for the lapsing of all or a portion of the unvested shares or restricted stock units.

Transferability. Shares of restricted stock and restricted stock units generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction (and in the case of restricted stock units, until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the restricted stock or restricted stock unit agreement.

Performance Shares and Performance Units

General. Performance shares and performance units may be granted to employees and directors at any time and from time to time by the Committee, entitling the participant to future cash payments, shares of Company common stock or a combination of both, based upon the level of achievement with respect to one or more pre-established performance goals (which may, but need not, include performance goals intended to qualify the award as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (see “- Qualified Performance-Based Compensation”)) over a specified performance period.

The Committee will establish a maximum amount of a participant’s award, denominated in shares of Company common stock, in the case of performance shares, or units, in the case of performance units. Each award of performance shares or performance units will be evidenced by a performance share or performance unit agreement, which will set forth (1) the target and maximum amount payable to the participant, (2) the performance goals and level of achievement versus these goals that will determine the amount of payment, (3) the performance period as to which performance will be measured, (4) the timing of any payment earned by virtue of performance, (5) whether and the extent to which participants holding performance shares or performance units will receive dividends or dividend equivalents, (6) restrictions on the alienation or transfer of the award prior to actual payment and restrictions on the sale or transfer of shares following actual payment of an award paid in shares, (7) forfeiture provisions and (8) such other terms as may be determined by the Committee.

After the end of each performance period, the Committee will determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions. The Committee will determine what, if any, payment is due with respect to an award and, in the case of performance units, whether the payment will be made in cash, shares of Company common stock or a combination of both. Payment will be made in a lump sum within 60 days after the Committee determines that a payment is due.  Notwithstanding satisfaction of any performance goals, the amount paid under an award of performance shares or performance units on account of either financial performance or personal performance evaluations may be reduced by the Committee in its discretion, if the terms of the award so provide.

Termination of Employment or Service. Unless provided otherwise in the participant’s agreement evidencing his or her award of performance shares or performance units, if the employment or service of a participant terminates before the end of a performance period due to death or permanent and total disability, then to the extent it is determined by the Committee following the end of the performance period that the performance goals have been attained, the participant will be entitled to a pro rata payment based on the number of months’ service during the performance period but based on the achievement of performance goals during the entire performance period; payment under these circumstances will be made at the same time payments are made to participants who did not terminate service during the performance period.  Unless provided otherwise in the participant’s agreement evidencing his or her award of performance shares or performance units, if the employment or service of a participant terminates before the end of a performance period for any other reason, all outstanding performance shares or performance units awarded to the participant will be canceled; however, if the participant’s employment or service is terminated by the Company other than for cause, the Committee in its sole discretion may waive the automatic cancellation provision and pay out on a pro rata basis as described in the immediately preceding sentence.

Transferability. Except as otherwise provided in the participant's agreement evidencing his or her award of performance shares or performance units, performance shares and performance units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the participant’s death, to the participant’s designated beneficiary or, if no beneficiary has been designated by the participant, by will or by the laws of descent and distribution.

Cash Awards

The Committee may also grant cash awards to any participant, which may include awards under our annual cash incentive program (the Executive Incentive Plan).  The Committee will determine the terms and conditions of cash awards, including, without limitation, performance criteria which must be satisfied (which may, but need not, include performance goals intended to qualify the award as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, as discussed under “- Qualified Performance-Based Compensation”).

Qualified Performance-Based Compensation

Section 162(m) of the Internal Revenue Code generally disallows federal income tax deductions for compensation in excess of $1 million per year paid to each of the Company’s CEO and its other three most highly compensated executive officers (other than the Chief Financial Officer).  Compensation that qualifies as “performance-based compensation” under Section 162(m) generally is not subject to the $1 million deduction limit.  Stock options and stock appreciation rights generally automatically qualify as “performance-based compensation,” provided that certain grant procedures are followed and that, like the 2017 Plan, the plan places limits on the number of stock options and stock appreciation rights that can be granted to an individual during a specified time period (see annual limits on awards to individuals under “- Awards, Shares Authorized and Limitations”).  In addition to the limitations on awards to individuals and satisfying grant procedure requirements, one of the conditions necessary to qualify awards other than stock options and stock appreciation rights as “performance-based compensation” is that the material criteria relating to the performance goals under which the award is made must be disclosed to, and approved by, shareholders before the incentive compensation is paid.

For those awards under the 2017 Plan, other than stock options and stock appreciation rights, that are intended to meet the definition of “performance-based compensation” the Committee will subject the vesting and payment of the award to the achievement of one or more pre-established performance goals (referred to as “qualifying performance goals”) based upon one or more of the following performance criteria (referred to as “qualifying performance measures”):  net income and net income per share (before or after taxes); pre-tax, pre-provision earnings and pre-tax, pre-provision earnings per share; core pre-tax, pre-provision earnings and core pre-tax, pre-provision earnings per share; pre-tax, pre-provision earnings or core pre-tax, pre-provision earnings to risk-weighted assets; revenues and gross profits (in total or with respect to specific categories or business units, including, without limitation, brokerage, trust and treasury management); operating or cash earnings; operating or cash earnings per share; return measures (including but not limited to total shareholder return, return on average assets, return on average shareholders’ equity and cash return on tangible equity); net interest income; net interest income on a tax equivalent basis; net interest margin; net interest margin on a tax equivalent basis; net non-interest expense to average assets; interest-sensitivity gap levels; expense targets; operating efficiency; market share; assets under management; new or net growth in merchant processing sales; growth in assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to number of account relationships or account balance amounts); growth in target market relationships; investments; value of assets; asset quality levels; charge-offs; loan-loss reserves; non-performing assets; Share price; regulatory compliance; satisfactory internal or external audits; shareholders’ equity and book value per share; tangible shareholders’ equity and tangible book value per share; tangible common equity and tangible common equity per share; tangible common equity to tangible assets; tangible common equity to risk-weighted assets; improvement of financial ratings; and achievement of balance sheet or income statement objectives, or other financial accounting or quantitative objectives established by the Committee.

Any qualifying performance measure(s) may be used to measure the performance of the Company as a whole or any subsidiary or business unit of the Company or any combination of both. Performance may be measured in absolute terms and/or relative to the performance of a group of other companies or a published or special index that the Committee, in its sole discretion, deems appropriate. In the agreement evidencing the award, the Committee may provide for accelerated vesting of any award based on the achievement of qualifying performance goal(s).

The Committee may provide in the agreement evidencing an award that any evaluation of attainment of a qualifying performance goal may include or exclude the effects of any of the following events that occurs during the relevant period: (i) extraordinary, unusual and/or non-recurring items of gain or loss; (ii) asset write-downs; (iii) litigation or claim judgments or settlements; (iv) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (v) any reorganization and restructuring programs; and (vi) acquisitions or divestitures.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing qualifying performance measures without obtaining shareholder approval, the Committee has sole discretion under the 2017 Plan to make such changes without obtaining shareholder approval. The Committee is not required to grant awards that will qualify as performance-based awards and, there is no guarantee that if an award is granted with the intention that it qualify as performance-based compensation that it will in fact be so qualified.

Change in Control

Under the 2017 Plan in the event of a change in control, to the extent that outstanding awards under the Plan are assumed or replaced with a replacement award, such awards will not vest automatically (so-called “single-trigger” vesting), but instead remain outstanding and continue to be governed by their terms. However, if within two years following a change in control, a participant is involuntarily terminated other than for cause (voluntary resignation for good reason under an applicable plan or agreement), death or disability, then upon such termination the awards will become fully vested (so-called “double-trigger” vesting). If the Committee determines that existing awards are not appropriately assumed or are not appropriately replaced in connection with a change in control, and unless otherwise provided by the Committee in the agreement applicable to an award, upon a change in control:

•	each option and stock appreciation right then outstanding shall become fully vested and exercisable;

•	all restrictions on restricted stock will lapse and all restricted stock units will become fully-vested; and

•
each performance-based award will be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the performance goals applicable to such performance-based award have been met during the applicable performance period up through and including the effective date of the change in control or (ii) the target number of performance shares or performance units determined at the date of grant.

Federal Income Tax Consequences

The following discussion is intended for the information of shareholders considering how to vote on the proposed 2017 Plan, and not as tax guidance to plan participants.  Under current U.S. federal income tax laws, awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units under the 2017 Plan will generally have the following federal income tax consequences:

(1) The grant of a stock option will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant.

(2) If the participant exercises an incentive stock option, the exercise of the option will generally not, by itself, result in the recognition of taxable income by the participant or entitle the Company to a deduction at the time of exercise. However, the difference between the exercise price and the fair market value of the shares of Company common stock acquired on the date of exercise is an item of adjustment included for purposes of calculating the participant’s alternative minimum tax.

If the participant does not hold the shares of common stock acquired upon exercise of an incentive stock option for at least one year after the exercise of the stock option or two years after the grant of the stock option, whichever is later, the participant will recognize ordinary (compensation) income upon disposition of the shares in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the stock option. If this happens, the Company will be entitled to a corresponding deduction in the amount of ordinary income, if any, that the participant recognizes. The participant also will recognize a capital gain (loss) to the extent the sale price exceeds (is less than) the fair market value of the shares of common stock on the date of exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

If the participant holds the shares of Company common stock acquired upon exercise of an incentive stock option for one year after the stock option is exercised and two years after the option is granted, the participant will recognize a capital gain (loss) upon disposition of the shares to the extent the sale price exceeds (is less than) the exercise price. This capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain.

(3) If the participant exercises a non-qualified stock option, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of Company common stock acquired pursuant to the exercise and the exercise price of the non-qualified stock option. The Company will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of the non-qualified stock option. When the participant sells the shares acquired upon exercise of a non-qualified stock option, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in value of the shares from the date of exercise to the date of sale. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

(4) The grant of a stock appreciation right will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. If the participant exercises a stock appreciation right, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of Company common stock underlying the stock appreciation right being exercised and the grant price of the stock appreciation right. The Company will be entitled to a corresponding tax deduction.  To the extent the stock appreciation right is settled in shares of Company common stock, when the participant sells the shares, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in value of the shares from the date of exercise. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock appreciation right and long-term if the participant does hold the shares for more than one year after the exercise of the stock appreciation right.

(5) The grant of restricted stock will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Holders of shares of restricted stock will recognize ordinary (compensation) income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. A holder of restricted stock may generally elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the amount of the fair market value of the shares of restricted stock on the date of grant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder, subject to the deduction limitations under Code Section 162(m). When the participant disposes of shares granted as restricted stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income will be treated as a capital gain or loss.  The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income.  The holding period begins when the restricted stock vests, unless a Section 83(b) election is made, in which case the holding period begins upon the restricted stock grant date.  The Company will not be entitled to a corresponding deduction for any such capital gain. Holders of restricted stock will also recognize ordinary income equal to any dividend when such payments are received, even if the restricted stock remains subject to a substantial risk of forfeiture.

(6)  The grant of restricted stock units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant.  Upon settlement of the restricted stock units, the participant will generally recognize ordinary (compensation) income in the amount of the fair market value of the shares of Company common stock and/or the amount of cash paid to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder, subject to the deduction limitations under Code Section 162(m).  When the participant disposes of any shares of common stock paid upon settlement of the restricted stock units, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income with respect to the shares will be treated as a capital gain or loss.  The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income.  The Company will not be entitled to a corresponding deduction for any such capital gain.

(7) The grant of performance shares or performance units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant.  The participant will recognize ordinary (compensation) income, and the Company will be entitled to a corresponding deduction, at the time shares of Company common stock are delivered in payment of performance shares or shares of Company common stock and/or cash are delivered in payment of performance units.  The amount of such ordinary income will be the amount of the fair market value of the shares of Company common stock and/or the amount of cash delivered to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder, subject to the deduction limitations under Code Section 162(m).  When the participant disposes of any shares of Company common stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognizes ordinary income will be treated as a capital gain or loss.  The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income.  The Company will not be entitled to a corresponding deduction for any such capital gain.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2016 with respect to compensation plans under which shares of our common stock may be issued, both of which were approved by the Company's shareholders.

	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price	Number of Securities Remaining Available for Issuance under Plans[1]
2007 Equity Incentive Plan	1,021,877	$20.35	115,190
2012 Equity Incentive Plan	986,203	27.20	762,181
Total	2,008,080	$23.71	877,371
[1] Includes 6,389 shares under the 2007 Equity Incentive Plan and 57,620 shares under the 2012 Equity Incentive Plan that may be awarded as restricted stock.

New Plan Benefits

Awards under the 2017 Plan, if approved by shareholders, will be made at the discretion of the Committee. The Committee has not made any decisions on the amount or type of awards that are to be made to the participants under the 2017 Plan. Please refer to the ‘‘Grants of Plan-Based Awards” table on page 27 of this proxy statement to review equity and equity-based awards made to our named executive officers in 2016.

Vote Requirement; Board Recommendation

The affirmative vote of the holders of a majority of the votes cast on the 2017 Plan proposal is required to approve the proposal.

Our board of directors unanimously recommends that you vote FOR the 2017 Plan proposal.

PROPOSAL 6 - APPROVAL OF THE COMPANY'S CHARTER AMENDMENT TO DECLASSIFY THE BOARD AND OTHER RELATED AMENDMENTS

We are asking shareholders to approve an amendment to the Company’s charter, as currently in effect, to declassify our Board of Directors and allow directors to be elected by shareholders on an annual basis. Under the current terms of our charter, the Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. One class of directors, representing approximately one-third of our directors, stands for election at each annual meeting of shareholders. When the number of directors is changed, the directorships are apportioned among the classes in order to make all classes as nearly equal in number as possible. Any director elected to fill a vacancy in a class will hold office for the unexpired portion of the term of the director whose place he or she has been elected to fill.

The Governance and Nominating Committee and the Board have considered carefully the advantages and disadvantages of maintaining a classified board structure, and after careful consideration, the Board has determined, upon the recommendation of the Nominating and Governance Committee, that amending Article 7 of the Company’s charter to declassify the Board of Directors is advisable and in the best interests of the Company as it enhances accountability of the Board to shareholders. In addition to declassifying the Board of Directors, the Board believes that certain related amendments to Article 7 would be advisable. See “- Proposed Charter Amendments” below.

The Board, contingent on shareholder approval of the charter proposal, also intends to amend the Company’s bylaws to conform the bylaw provisions to be consistent to the Company’s charter, as proposed to be amended.

Further, the Board has also determined, upon the recommendation of the Governance and Nominating Committee, to (i) amend the Company’s bylaws to provide for a majority voting standard in uncontested elections of directors and (ii) adopt a “Majority Voting Director Resignation Policy” to be effective beginning at our 2018 annual shareholders’ meeting. The Company’s current bylaws provide that in all elections for directors, directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the charter (neither of which exception applies). The Board of Directors believes that the majority voting standard, coupled with the proposed resignation policy, will improve corporate governance, and will make the Board of Directors more accountable to the shareholders. See “- Proposed Bylaw Amendments” below.

Proposed Charter Amendments

We are asking shareholders to approve an amendment to the Company’s charter that would eliminate the three-year classified terms of our directors and provide instead for the annual election of all directors beginning at our 2018 annual shareholders’ meeting for one-year terms expiring at the next succeeding annual shareholders’ meeting, subject to a director’s earlier death, resignation, retirement, disqualification or removal from office. Section B of Article 7 of the Company’s charter currently divides the Board into three classes. Each class is elected for a three-year term, with the terms staggered so that approximately one-third of the directors stand for election each year. If the proposed amendment to the Company’s charter is approved as set forth in this proposal, the entire Board of Directors will be elected by shareholder vote at the 2018 annual meeting, each for a one-year term to expire at the annual shareholders’ meeting in 2019. The proposed amendment will thus have the effect of shortening the existing terms of certain directors whose terms extend beyond the 2018 annual shareholders’ meeting. Each of the directors have indicated their support for the elimination of the Company’s classified board structure and have agreed, subject to shareholder approval of the charter amendment to declassify the board, to allow shareholders to vote on their continued service on the Board at the 2018 annual shareholders’ meeting. Accordingly, if the Company’s shareholders approve the charter amendment, all directors will be elected to one-year terms starting with the 2018 annual meeting of shareholders. See “Proposal 1: Election of Directors” for a description of the terms of each class of our directors.

In addition, Section B of Article 7 of the Company’s charter currently provides that the number of directors shall be seven, which number may be increased or decreased in the manner provided in the Company’s bylaws; provided, however, that such number shall never be less than the minimum number of directors required by the Maryland General Corporation Law (currently one director). The Company had seven directors at the time of its formation in 2010, but that number has changed since then and, immediately following the annual meeting of shareholders on May 22, 2017 (or any adjournments or postponements thereof), the Company is expected to have eight directors. To reflect the fact that the Company no longer has seven directors and the fact that it is expected to have eight directors immediately following the annual meeting, the Board believes it would be advisable to amend the Company’s charter to provide that the number of directors shall be eight, which number may be increased or decreased in the manner provided in the bylaws of the Company. As amended, Section B of Article 7 would contain the names of the eight directors in office immediately following the annual meeting.

The foregoing description of the proposed amendments to the Company’s charter is qualified in its entirety by reference to the text of the proposed amendments, which are attached as Appendix B to this proxy statement.

Proposed Bylaw Amendments and Director Resignation Policy

As stated above, following the annual meeting, because Board action is contingent on shareholder approval of the charter amendment, the Board intends to amend Article II, Section 1 of the Company’s bylaws to delete references to the three-year classified terms of our directors and Article II, Section 2 to provide that a director chosen to fill a vacancy shall serve until the next annual meeting of shareholders and until his or her successor is elected and qualified. These amendments will simply conform the bylaw provisions to be consistent to the Company’s charter, as proposed to be amended.

At the same time the Board intends to amend the Company’s bylaws to provide for a majority voting standard in uncontested elections of directors and to adopt a “Majority Voting Director Resignation Policy” which will be applicable starting with the 2018 annual meeting of shareholders. Article I, Section 7 of the Company’s bylaws provides that in all elections for directors, directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the charter. The Board of Directors believe it would be advisable to amend Section 1 of Article 7 of the Company’s bylaws to provide that in an uncontested election of directors, directors will be elected by a majority of the votes cast with respect to each director, meaning that in order to be elected, the number of votes cast “for” a director nominee’s election must exceed the number of votes cast “against” that director nominee’s election.  As amended, Article I, Section 7 will continue to provide that directors will be elected by a plurality of the votes cast in the case of a contested election, defined as one where (i) the Company has received notice that a shareholder has nominated or proposed to nominate one or more persons for election as a director at a meeting, which notice purports to be in compliance with applicable requirements, and (ii) as of the 10th day prior to the date on which the Company files its definitive proxy statement for the meeting with the SEC, the stockholder has not withdrawn the shareholder’s nomination(s), and as a result, the number of nominees or proposed nominees exceeds the number of directors to be elected at the meeting.

Under the Majority Voting Director Resignation Policy, in an uncontested election of directors, each director who is not re-elected by a majority of the votes cast will be required to tender his or her resignation to the Board of Directors, and the Board of Directors will then decide whether to accept or reject the resignation, or whether other action is required.  The policy requires a director to tender a contingent resignation to the Board of Directors prior to the shareholders’ meeting.  The contingent resignation will become effective if the director does not receive a majority of the votes cast when he or she is proposed for re-election, and the Board of Directors then votes to accept the resignation. Therefore, a director who is proposed for re-election and who does not receive a majority of the votes cast will not automatically remain on the Board of Directors as a “holdover” director.  Rather, his or her continued service as a director will be subject to review by the Board of Directors, taking into account the shareholders’ vote and any other relevant considerations.

The foregoing description of the proposed amendments to the Company’s bylaws and the Majority Voting Director Resignation Policy are qualified in their entirety by reference to the text of the proposed amendments and the policy, which are attached as Appendix C to this proxy statement.

Effectiveness and Vote Required

    If approved by our shareholders at the annual meeting, the amendment to Article 7 of the Company’s charter will become effective upon the filing of articles of amendment to the charter with the Department of Assessments and Taxation of the State of Maryland (the “Maryland Department”). If the charter amendment proposal is not approved by shareholders at the annual meeting, the Board will continue to be divided into three classes of directors elected for three-year terms, and the proposed amendment to Article 2, Section 2 of the Company’s bylaws will not adopted by the Board.

The proposed bylaw amendment to provide for majority voting in uncontested elections and the Majority Voting Director Resignation Policy will become effective immediately upon adoption of the amendments by the Board, which is expected to occur promptly following the 2017 annual shareholders’ meeting and will be effective beginning at our 2018 annual shareholders’ meeting.

The affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of our common stock entitled to vote at the annual meeting is required to approve the proposal to amend the Company’s charter. No shareholder approval is required with respect to the proposed bylaw amendments or Majority Voting Director Resignation Policy.

Restated Charter

    A vote in favor of this proposal will also be deemed to constitute approval of the filing with the Maryland Department of a complete amended and restated charter reflecting the proposed amendments.

The Board of Directors recommends that shareholders vote FOR approval of the proposed amendments to the Company’s charter.

SHAREHOLDER PROPOSALS
In order to be eligible for inclusion in the Company's proxy materials for next year's annual meeting of shareholders, any shareholder proposal to take action at the meeting must be received at the Company's executive office at 5851 Legacy Circle, Plano, Texas, 75024 no later than December 18, 2017. All shareholder proposals submitted for inclusion in the Company's proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any shareholder proposal (regardless of whether included in the Company's proxy materials), the Company's Charter and Bylaws.
In addition to the deadline and other requirements referred to above for submitting a shareholder proposal to be included in the Company's proxy materials for its next annual meeting of shareholders, the Company's bylaws require a separate notification to be made in order for a shareholder proposal to be eligible for presentation at the meeting, regardless of whether the proposal is included in the Company's proxy materials for the meeting.  In order to be eligible for presentation at the Company's next annual meeting of shareholders, written notice of a shareholder proposal containing the information specified in Article I, Section 6 of the Company's bylaws must be received by the Secretary of the Company not earlier than the close of business on January 22, 2018 and not later than the close of business on February 21, 2018.  If, however, the date of the next annual meeting is before May 2, 2018 or after July 21, 2018, the notice of the shareholder proposal must instead be received by the Company's Secretary not earlier than the close of business on the 120th day prior to the date of the next annual meeting and not later than the close of business on the later of the 90th day before the date of the next annual meeting or the tenth day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by the Company.

OTHER MATTERS
The cost of solicitation of proxies will be borne by the Company. The Company has engaged Alliance Advisors to assist in the solicitation of proxies and to provide related advice and informational support for a service fee and the reimbursement of customary disbursements, which are not expected to exceed $50,000 in the aggregate. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to solicitation by mail, directors, officers and employees of the Company and the Bank may solicit proxies personally or by telephone, facsimile, letter or electronically without additional compensation.

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

APPENDIX A

LEGACYTEXAS FINANCIAL GROUP, INC.

2017 OMNIBUS INCENTIVE PLAN

A - i

ARTICLE 8 RESTRICTED STOCK AND RESTRICTED STOCK UNITS		10
8.1	Grant of Restricted Stock and Restricted Stock Units	10
8.2	Restricted Stock or Restricted Stock Unit Agreement	10
8.3	Nontransferability	10
8.4	Other Restrictions	10
8.5	Certificate Legend	10
8.6	Removal of Restrictions	11
8.7	Voting Rights	10
8.8	Dividends and Other Distributions	11
8.9	Termination of Employment or Service Due to Death or Disability	11
8.10	Termination of Employment or Service for Other Reasons	11
8.11	Settlement of Restricted Stock Units	11
ARTICLE 9 PERFORMANCE SHARES AND PERFORMANCE UNITS		11
9.1	Grant of Performance Shares and Performance Units	11
9.2	Amount of Award	11
9.3	Award Agreement	11
9.4	Performance Goals	12
9.5	Discretionary Adjustments	12
9.6	Payment of Awards	12
9.7	Termination of Employment or Service Due to Death or Disability	12
9.8	Termination of Employment or Service for Other Reasons	12
9.9	Nontransferability	12
ARTICLE 10 CASH AWARDS		12
10.1	Cash Awards	12
10.2	Section 409A Compliance	13
ARTICLE 11 QUALIFIED PERFORMANCE-BASED COMPENSATION		13
11.1	General	13
11.2	Qualifying Performance Measures	13
ARTICLE 12 BENEFICIARY DESIGNATION		14
ARTICLE 13 RIGHTS OF EMPLOYEES AND DIRECTORS		14
13.1	Employment or Service	14
13.2	Participation	14
ARTICLE 14 CHANGE IN CONTROL		14
14.1	Effect of Change in Control of the Company	14
14.2	Conditional Vesting	14
14.3	Replacement Awards	14
14.4	Separation from Service	15
ARTICLE 15 AMENDMENT, MODIFICATION AND TERMINATION		15
15.1	Amendment, Modification and Termination	15
15.2	Awards Previously Granted	15

A - ii

ARTICLE 16 WITHHOLDING		15
ARTICLE 17 SUCCESSORS		15
ARTICLE 18 REQUIREMENTS OF LAW		16
18.1	Requirements of Law	16
18.2	Governing Law	16
18.3	Regulatory Requirements	16
ARTICLE 19 ADDITIONAL PROVISIONS		16
19.1	Notices	16
19.2	Election to Defer	16
19.3	Other Restrictions, Limitations and Clawback; Compliance with Law, Rules and Regulations	16
19.4	Compliance with Section 409A	17

A - iii

LEGACYTEXAS FINANCIAL GROUP, INC.

2017 OMNIBUS INCENTIVE PLAN

ARTICLE 1

ESTABLISHMENT, PURPOSE AND DURATION

1.1    Establishment of the Plan. The Company hereby establishes an incentive compensation plan to be known as the “LegacyTexas Financial Group, Inc. 2017 Omnibus Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Cash Awards.

The Plan was has been approved by the Company’s Board, but it will only become effective (the “Effective Date”) when it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders on May 22, 2017 or any adjournment or postponement thereof. Prior to the Effective Date, the Company had in effect the 2012 and 2007 Equity Incentive Plans (the “Prior Plans”). No further awards shall be made under the Prior Plans after the Effective Date, and Shares reserved to make new awards under the Prior Plans shall be released; provided that Shares reserved to fund issued and outstanding awards under the Prior Plans shall continue to be reserved to provide for those awards.  All awards outstanding under the Prior Plans shall remain outstanding in accordance with their terms.  Each outstanding award under the Prior Plans shall continue to be governed solely by the terms of the documents evidencing such award, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such awards with respect to their acquisition of Shares.

1.2    Purpose of the Plan. The purpose of the Plan is to promote the long-term success, and enhance the long-term value, of the Company by linking the personal interests of Employees and Directors with those of Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent, in a manner that does not expose the Company to imprudent risks and that is consistent with the long-term health of the Company.

1.3    Duration of the Plan. Subject to approval by the stockholders of the Company, the Plan shall be effective on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board or the Committee to terminate the Plan at any time pursuant to Article 15 herein. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1    Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below:

(a)    “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Cash Awards.

(b)    “Bank” means LegacyTexas Bank, a Texas chartered commercial bank, or any successor thereto.

(c)    “Beneficiary” has the meaning set forth in Article 12 herein.

(d)    “Board” or “Board of Directors” means the Board of Directors of the Company.

(e)    “Cash Award” has the meaning set forth in Section 10.1 herein.

(f)    “Cause” means a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this subsection, no act, or failure to act, on Participant’s part shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry.

Notwithstanding the foregoing, if a Participant is a party to an employment, change in control or similar agreement with the Company or any Subsidiary and such agreement defines “Cause” (or a variation of that term) in a manner different than as set forth above, the definition in such agreement shall apply for purposes of the Plan instead of the above definition.

(g)    “Change in Control” means the first to occur of a “change in the ownership of the Company or the Bank,” a “change in the effective control of the Company or the Bank” or a “change in the ownership of a substantial portion of the Company’s or the Bank’s assets,” as those phrases are determined in Section 409A.

(h)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto, and the rules and regulations thereunder.

(i)    “Committee” means the Committee, as specified in Section 3.1 herein, appointed by the Board to administer the Plan.

(j)    “Company” means LegacyTexas Financial Group, Inc., a Maryland corporation, or any successor thereto.

(k)    “Director” means any individual who is a member of the Board or the board of directors of a Subsidiary, or an emeritus or advisory director of the Company or a Subsidiary who is not currently an Employee of the Company or a Subsidiary.

(l)    “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

(m)    “Employee” means a full-time or part-time employee of the Company or any Subsidiary. Directors who are not otherwise employed by the Company or any Subsidiary shall not be considered Employees under the Plan.

(n)    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the rules and regulations thereunder.

(p)    “Fair Market Value” means the closing market price per share of one Share on the relevant date, as reported by the NASDAQ Stock Market or any other exchange or quotation system on which the Shares are then listed or quoted. If the Shares did not trade on the relevant date, then Fair Market Value shall be the closing market price of one Share on the most recently preceding date on which the Shares traded. If the Shares are not traded on an established exchange, Fair Market Value shall be determined by the Committee in good faith. Notwithstanding anything herein to the contrary, the determination of Fair Market Value shall comply with Section 409A.

(q)    ”Full Value Award” means any Award under the Plan pursuant to which Shares may be issued, other than an Option or Stock Appreciation Right.

(r)    “Grant Price” means the stock price above which an SAR entitles the recipient to any increase in value, as determined by the Committee.

(s)    “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and meets the requirements of Section 422 of the Code.

(t)    “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares, granted Article 6 herein, which is not an Incentive Stock Option.

(u)    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(v)    “Participant” means an Employee or Director who has outstanding an Award granted under the Plan.

(w)    “Period of Restriction” means the period during which the entitlement of a Participant under an Award of Restricted Stock or Restricted Stock Units is limited in some way or subject to forfeiture, in whole or in part, based on the passage of time, the achievement of performance goals (which may, but need not, include Qualifying Performance Goals), or upon the occurrence of other events as determined by the Committee, in its discretion.

(x)    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act.

(y)    “Performance-Based Award” means a Performance Shares Award, a Performance Units Award or Cash Award based on the achievement of performance goals (including, but not limited to, Qualifying Performance Goals) during a Performance Period.

(z)    “Performance Period” means the period of time as specified by the Committee over which Performance Shares or Performance Units are to be earned.

(aa)    “Performance Shares” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive Shares based on the achievement of performance goals (including, but not limited to, Qualifying Performance Goals) during a Performance Period.

(bb)    “Performance Units” means an Award granted pursuant to Article 9 herein which entitles a Participant to receive cash, Shares or a combination thereof, based on the achievement of performance goals (including, but not limited to, Qualifying Performance Goals) during a Performance Period.

(cc)    “Qualified Domestic Relations Order” means a domestic relations order that satisfies the requirements of Section 414(q) of the Code (or any successor provision) as if such section applied to the applicable Award.

(dd)    “Qualified Performance-Based Compensation” means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Qualifying Performance Goals under circumstances that satisfy Section 162(m) of the Code.

(ee)    “Qualifying Performance Goal” means a performance criterion selected by the Committee for a given Award based on one or more Qualifying Performance Measures.

(ff)    “Qualifying Performance Measures” means measures as described in Article 11 herein on which Qualifying Performance Goals may be based.

(gg)    “Related” means (i) in the case of an SAR or other right, an SAR or other right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another right and (ii) in the case of an Option, an Option with respect to which and to the extent an SAR or other right is exercisable, in whole or in part, in lieu thereof.

(hh)    “Restricted Stock” means an Award of Shares subject to a Period of Restriction granted pursuant to Article 8 herein.

(ii)    “Restricted Stock Units” means an Award denominated in units subject to a Period of Restriction granted pursuant to Article 8 herein.

(jj)    “Section 409A” means Section 409A of the Code and any regulations or guidance of general applicability thereunder.

(kk)    “Shares” means shares of the common stock of the Company.

(ll)    “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, granted pursuant to Article 7 herein.

(mm)    “Subsidiary” means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50% of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50% of the combined equity thereof.

2.2    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

2.3    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3

ADMINISTRATION

3.1    The Committee. The Plan shall be administered by a Committee, consisting of two or more members of the Board of Directors, each of whom shall be (i)  an “outside director,” as defined under Section 162(m) of the Code, (ii) a “Non-Employee Director,” as defined in Rule 16b-3 under the Exchange Act and (iii) an “Independent Director” under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

3.2    Authority of the Committee. The Committee shall have full power except as limited by law or by the charter or by-laws of the Company or by resolutions adopted by the Board, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and to determine the terms and provisions of, and interpret, any agreement or instrument evidencing an Award or entered into under the Plan (which agreement or instrument may be in electronic format); to establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 15 herein) to amend or otherwise modify the Plan or the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan and, if the Award is subject to Section 409A, does not cause the Plan or the Award to violate Section 409A. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, rule, or regulation, the Committee may delegate its authorities as identified hereunder.

3.3    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all parties having an interest therein, including the Company, its stockholders, Employees, Directors, Participants, and their respective successors.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares. Subject to adjustment as provided in Section 4.4 herein:
(a)    The total number of Shares available for issuance under the Plan shall be 3,250,000 (the “Limit”). These Shares may be either authorized but unissued, or Shares that have been reacquired by the Company. Full Value Awards will be counted against the Limit on a 2.5-to-1 basis, subject to adjustment as provided in Section 4.4 herein. To the extent Shares subject to a Full Value Award again become available for issuance for reasons described in Section 4.3 below, such Shares shall be available for issuance under Full Value Awards. Awards that are not settled in Shares shall not be counted against the Limit.

(b)    Shares issued in connection with Awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of Shares available for issuance under this Plan.

(c)    Subject to adjustment as provided in Section 4.4 herein, the following limitations shall apply to Awards under the Plan:

(i)    All of the Shares that may be issued under this Plan may be issued pursuant to SARs or Options granted hereunder, provided that the number of Shares that may be issued under this Plan pursuant to Options which are Incentive Stock Options shall be limited to 1,625,000.

(ii)    No more than 10% of Shares authorized for issuance may be issued with respect to Awards, other than SARs, Options and Performance Based Awards, which at the date of grant are scheduled to fully vest prior to three (3) years from the date of grant (although such Awards may provide scheduled vesting earlier with respect some of such Shares and for acceleration of vesting as provided in the Plan).

4.2    Maximum Awards. Participants may receive one or more Awards during a calendar year. Subject to adjustment as provided in Section 4.4, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan during each calendar year:

(a)    The maximum aggregate number of Shares subject to Options and/or SARs granted in any one calendar year to any one Participant shall be 150,000 Shares.

(b)    The maximum aggregate number of Shares subject to Awards of Restricted Stock and/or Restricted Stock Units granted in any one calendar to any one Participant shall be 75,000.

(c)    The maximum aggregate number of Shares covered by Awards of Performance Shares and/or Performance Units granted in any one calendar year to any one Participant shall be 75,000.

(d)    The maximum aggregate amount awarded or credited with respect to Cash Awards to any one Participant with respect to any one calendar year shall not exceed $1,000,000.

(e)    The maximum aggregate number of Shares that may be covered by Awards granted to any Director with respect to any one calendar year shall not exceed 5,000 Shares.

4.3    Lapsed Awards. If any Award granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan. Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under the Plan. To the extent that Shares are delivered pursuant to the exercise of an SAR, the number of underlying Shares as to which the exercise related shall be counted against the Limit set forth in Section 4.1, as opposed to only counting the Shares issued.

4.4    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participant’s rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Exercise Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

4.5    Dividends and Dividend Equivalents. The Committee may provide that any Award under the Plan earn dividends or dividend equivalents; provided however, that dividend equivalent rights may not be granted in connection with any Option or SAR granted hereunder. Dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account, provided that as to any dividend equivalent rights granted in connection with a Performance Based Award granted under the Plan, no payment shall be made with respect to such dividend equivalent right (or, in the case of a Restricted Stock or similar Award where the dividend must be paid as a matter of law, the dividend payment shall be subject to forfeiture or repayment, as the case may be) unless the vesting conditions of such Award are satisfied. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1    Eligibility. Persons eligible to participate in the Plan include all Employees, including Employees who are members of the Board or the board of directors of any Subsidiary, and all Directors, including Directors of the Company and its Subsidiaries.

5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee or Director shall be entitled to be granted an Award under the Plan.

ARTICLE 6

STOCK OPTIONS

6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. Subject to Sections 4.1 and 4.2, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant. Options granted to Directors shall consist only of NQSOs and not ISOs; provided however, no ISOs may be granted more than ten (10) years after the Effective Date. Any Option under this Plan which is designated by the Committee as an ISO but fails to qualify as an ISO for any reason shall be treated as a NQSO.

6.2    Option Agreement. Each Option grant shall be evidenced by an Option agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, the percentage of the Option that becomes exercisable on specified dates, and such other provisions as the Committee shall determine. The Option agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3    Exercise Price. The Exercise Price for each grant of an Option shall be determined by the Committee, provided that the Exercise Price shall not be less than the Fair Market Value of a Share on the date the Option is granted. In the event any holder of 10% or more of the Shares receives a grant of ISOs, the Exercise Price shall be not less than 110% of the Fair Market Value of a Share on the date of grant. Notwithstanding the authority granted to the Committee pursuant to Section 3.2, and except for adjustments pursuant to Section 4.4, once an Option is granted, the Committee shall have no authority to reduce the Exercise Price, nor may any Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Exercise Price, or exchanged for cash or another Award, without the approval of the Company’s stockholders.

6.4    Duration of Options. Each Option granted shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary of the date of its grant, and provided further that no ISO granted to a holder of 10% or more of the Shares shall be exercisable later than the fifth anniversary of the date of its grant.

6.5    Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant.

6.6    Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Exercise Price; provided however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased.

Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, upon exercise of any Option, the Exercise Price shall be payable to the Company in full either (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price, (c) by broker-assisted (cashless) exercise, (d) by withholding of Shares issuable upon exercise (net settlement) or (e) by any combination of (a) through (d).

As soon as practicable after receipt of a notification of exercise and payment in full of the Exercise Price, the Company shall deliver Share certificates, or cause Shares to be issued by book-entry procedures, in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7    Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. No restriction on Share transferability shall be imposed that causes either the Shares or the Options to which the Shares relate to violate Section 409A.

6.8    Termination of Employment or Service Due to Death or Disability.

(a)    Termination by Death. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable for one year after the date of the Participant’s death by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Option by will or by the laws of descent and distribution.

(b)    Termination by Disability. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding Options granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all Options granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date that the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted for one year following the date of the Participant’s death.

(c)    Exercise Limitations on ISOs. In the case of ISOs, the tax treatment prescribed under Section 422 of the Code may not be available if the Options are not exercised within the time periods provided by Section 422 for each of the various types of employment termination.

6.9    Termination of Employment for Other Reasons. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, if the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons set forth in Section 6.8 herein, except for Cause, all outstanding Options that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to immediately make exercisable all or any portion of such Options. Thereafter, unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, all such exercisable Options shall remain exercisable until their respective expiration dates, or for three months after the date of termination, whichever period is shorter. Unless otherwise set forth in the Option agreement provided for in Section 6.2 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s Options by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the Options by will or by the laws of descent and distribution) shall be permitted for one year following the date of the Participant’s death.

If the employment or service of a Participant shall terminate for Cause, all outstanding Options immediately shall be forfeited to the Company regardless of the exercisability status of the Options (and shall once again become available for grant under the Plan).

6.10    Additional Requirements with Respect to Incentive Stock Options.

(a)    Notice of Sale. Each Participant who receives Shares upon exercise of an Option that is an ISO shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised. Such sale shall disqualify the Option as an ISO.

(b)    Maximum Dollar Value of ISOs Vesting Per Year. The aggregate Fair Market Value (determined with respect to each ISO at the time such ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Subsidiary) shall not exceed $100,000.

6.11    Transferability of Options. Except as otherwise permitted by the Code or the regulations thereunder, no ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution. An ISO may be transferred incident to a divorce (within the meaning of Code Section 1041) or pursuant to a Qualified Domestic Relations Order, but such transfer shall cause the ISO to become an NQSO as of the day of the transfer. An ISO may be transferred to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the ISO while it is held by the trust. No NQSO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the person designated as the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, (iii) to a grantor trust if, under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the NQSO while it is held by the trust or (iv) if specified by the Committee in the Participant’s Option agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant or one or more of the Participant’s immediate family members. For purposes of this Section 6.11, a Participant’s “immediate family” shall mean the Participant, and the lineal ascendants and lineal descendants of such Participant or his or her spouse, or any one or more of them. Unless transferred as permitted hereby, an Option shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Employees and Directors at any time and from time to time as shall be determined by the Committee. An SAR may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related SAR was exercised. Upon the exercise or termination of a Related Option, any Related SAR shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated.

The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Sections 4.1 and 4.2 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the Grant Price of an SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The Grant Price of a Related SAR shall be equal to the Exercise Price of the Related Option. The terms and conditions of any SAR shall not include provisions that provide for the deferral of compensation other than the recognition of income until the exercise of the SAR (so that the SAR will not be subject to Section 409A). Once an SAR has been granted, the Grant Price with respect thereto may not be changed except for any adjustments pursuant to Section 4.4 herein.

7.2    Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs. Notwithstanding the authority granted to the Committee pursuant to Section 3.2, and except for any adjustments pursuant to Section 4.4 of the Plan, once an SAR is granted, the Committee shall have no authority to reduce the Grant Price fixed by the Committee at the date of grant pursuant to Section 7.1 above, nor may any SAR granted under the Plan be surrendered to the Company as consideration for the grant of a new SAR with a lower price at the date of grant, or exchanged for cash or another Award, without the approval of the Company’s stockholders.

7.3    SAR Agreement. Each SAR grant shall be evidenced by an SAR agreement that shall specify the Grant Price, the term of the SAR, the number of Shares covered by the SAR, the percentage of the SAR becomes exercisable on specified dates, and such other provisions as the Committee shall determine.

7.4    Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided however, such term shall not exceed ten years.

7.5    Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)    The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; and

(b)    The number of Shares with respect to which the SAR is exercised; provided however, that the minimum number of Shares as to which an SAR may be exercised shall be 100, or, if less, the total number of Shares relating to the SAR which remain unexercised.

At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

7.6    Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an SAR under the Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired upon exercise for a specified period of time, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares. No restriction on Share transferability shall be imposed that causes either the Shares or the SAR to which the Shares relate to violate Section 409A.

7.7    Termination of Employment or Service Due to Death or Disability.

(a)    Termination by Death. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of death, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable for one year after the date of the Participant’s death by the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution.

(b)    Termination by Disability. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, in the event the employment or service of a Participant is terminated by reason of Disability, any outstanding SARs granted to that Participant that are not exercisable as of the date of termination shall immediately become exercisable, and all SARs granted to such Participant shall remain exercisable until their respective expiration dates, or for one year after the date the Participant’s employment or service is terminated by reason of Disability, whichever period is shorter. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted for one year following the date of the Participant’s death.

7.8    Termination of Employment for Other Reasons. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, if the employment of an Employee or the service of a Director shall terminate for any reason other than the reasons described in Section 7.7 herein, except for Cause, all outstanding SARs held by the Participant that are not exercisable as of the date of termination immediately shall expire and terminate (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to waive such termination and to make exercisable all or any portion of such SARs. Thereafter, unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, all such exercisable SARs shall remain exercisable until their expiration dates, or for three months after the date of termination, whichever period is shorter. Unless otherwise set forth in the SAR agreement provided for in Section 7.3 herein, should the Participant die during the shorter of these two periods, exercisability of the Participant’s SARs by the Participant’s Beneficiary (or, if no Beneficiary has been properly designated by the Participant, by such other Person or Persons as shall have acquired the Participant’s rights under the SARs by will or by the laws of descent and distribution) shall be permitted for one year following the date of the Participant’s death.

If the employment or service of the Participant shall terminate for Cause, all outstanding SARs immediately shall be forfeited to the Company regardless of the exercisability status of the SARs (and shall once again become available for grant under the Plan) and no additional exercise period shall be allowed.

7.9    Transferability of SARs. An SAR that is Related to an ISO may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution. Any other SAR, whether or not related to an NQSO, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than (i) upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been properly designated by the Participant, by will or by the laws of descent and distribution, (ii) pursuant to a Qualified Domestic Relations Order, (iii) to a grantor trust described in Section 6.11 or (iv) if specified by the Committee in the Participant’s SAR agreement, by gift to any member of the Participant’s immediate family or to a trust for the benefit of the Participant, or one or more of the Participant’s immediate family members. For purposes of this Section 7.9, a Participant’s “immediate family” shall have the meaning ascribed to it in Section 6.11. Unless transferred as permitted hereby, an SAR shall be exercisable during the Participant’s lifetime only by the Participant.

ARTICLE 8

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1    Grant of Restricted Stock and Restricted Stock Units. Subject to the limitations set forth in Sections 4.1 and 4.2 herein, and the other terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Employees and Directors in such amounts as the Committee shall determine. Unless vested earlier pursuant to Section 8.9 or 8.10 herein, Shares of Restricted Stock and Restricted Stock Units shall vest (i.e., no longer be subject to a risk of forfeiture under a Period of Restriction), based upon continuing employment or service, over a minimum of three years, with the exception of: (i) Shares of Restricted Stock and Restricted Stock Units awarded based upon past or future performance (whether pursuant to Qualifying Performance Goals or otherwise), which shall vest, based also upon continuing employment or service, over a minimum of one year; and (ii) Shares of Restricted Stock and Restricted Stock Units granted to a person not previously an Employee or Director, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company or any Subsidiary, which may be subject to a shorter minimum vesting period.

8.2    Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by a Restricted Stock or Restricted Stock Unit agreement that shall specify the Period of Restriction and any other vesting terms, the number of Shares of Restricted Stock or Restricted Stock Units granted, and such other provisions as the Committee shall determine. Each Restricted Stock Unit agreement shall comply with Section 409A.

8.3    Nontransferability. Except as otherwise provided in this Plan or the Restricted Stock or Restricted Stock Unit agreement, Shares of Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Restricted Stock or Restricted Stock Unit agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock or Restricted Stock Unit agreement. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Restricted Stock or Restricted Stock Unit agreement.

8.4    Other Restrictions. In addition to the restrictions set forth in Section 8.1 herein, the Committee may impose such restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including restrictions under applicable Federal or state securities laws; and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also require that Participants pay a stipulated purchase price for each Share of Restricted Stock or Restricted Stock Unit, or impose holding requirements or sale restrictions upon vesting of Restricted Stock or settlement of Restricted Stock Units in Shares.

8.5    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the LegacyTexas Financial Group, Inc. 2017 Omnibus Incentive Plan and in a Restricted Stock agreement dated ____________. A copy of the Plan and such Restricted Stock agreement may be obtained from the General Counsel of LegacyTexas Financial Group, Inc.”

8.6    Removal of Restrictions. Except as otherwise provided in this Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 herein removed from his or her Share certificate.

8.7    Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are issued to the Participant in settlement of the Restricted Stock Units.

8.8    Dividends and Other Distributions. Subject to Section 4.5 herein, during the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. The Committee may provide that payment of such dividends shall not be made until the underlying restricted stock vests. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Participants shall have no rights to dividends or other distributions paid on the Shares underlying Restricted Stock Units other than dividends and distributions with a record date on or after the date on which the Shares are issued to the Participant. Subject to Section 4.5 herein, the Committee may provide for dividend equivalent units in the Participant’s Restricted Stock Unit agreement.

8.9    Termination of Employment or Service Due to Death or Disability. Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, in the event that a Participant’s employment or service is terminated by reason of death or Disability, the Period of Restriction with respect to the Participant’s Shares of Restricted Stock or Restricted Stock Units shall lapse as of the date of termination.

8.10    Termination of Employment or Service for Other Reasons. Unless otherwise set forth in the Restricted Stock or Restricted Stock Unit agreement, if the employment or service of the Participant shall terminate for any reason other than those reasons described in Section 8.9 herein, including for Cause, all nonvested Shares of Restricted Stock and Restricted Stock Units held by the Participant at that time immediately shall be forfeited and, in the case of Restricted Stock, the Shares shall be returned to the Company (and shall once again become available for grant under the Plan); provided, however, that with the exception of a termination of employment or service for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the Period of Restriction with respect to Restricted Stock or Restricted Stock Units following termination of employment or service for any reason other than those described in Section 8.9 herein, upon such terms and provisions as it deems proper.

8.11    Settlement of Restricted Stock Units. Restricted Stock Units shall be settled (paid) at such time as is specified in the Restricted Stock Unit agreement. When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares or a combination thereof, as determined by the Committee at its sole discretion.

ARTICLE 9

PERFORMANCE SHARES AND PERFORMANCE UNITS

9.1    Grant of Performance Shares and Performance Units. Subject to the limitations set forth in Sections 4.1 and 4.2 herein and the other terms of the Plan, the Committee, at any time and from time to time, may grant Performance Shares, or Performance Units entitling the Participant to future cash payments or Shares or a combination thereof, based upon the level of achievement with respect to one or more pre-established performance goals (which may, but need not, include Qualifying Performance Goals) established for a Performance Period.

9.2    Amount of Award. The Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in units in the case of Performance Units.

9.3    Award Agreement. Each Award of Performance Shares or Performance Units shall be evidenced by a Performance Share or Performance Unit agreement, which shall contain provisions regarding (i) the target and maximum amount payable to the Participant pursuant to the Award, (ii) the performance goals and level of achievement versus these goals that shall determine the amount of such payment, (iii) the Performance Period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) whether and the extent to which Participants holding Performance Shares or Performance Units will receive dividends or dividend equivalents with respect to dividends declared with respect to the Shares, which, if any, shall be subject to Section 4.5 herein, (vi) restrictions on the alienation or transfer of the Award prior to actual payment and restrictions on the sale or transfer of Shares following actual payment of an Award paid in Shares, (vii) forfeiture provisions and (viii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Committee.

9.4    Performance Goals. Performance goals established by the Committee shall relate to Company or Subsidiary-wide, group or individual performance, and be based upon such measures as are determined by the Committee; provided, however, that the performance measures for any portion of an Award of Performance Shares or Performance Units that is intended by the Committee to satisfy the requirements for Qualified Performance-Based Compensation shall be based on one or more Qualifying Performance Measures selected by the Committee in accordance with Article 11 herein. Multiple performance goals may be used and the components of multiple performance goals may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, individuals or entities.

9.5    Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Award of Performance Shares or Performance Units on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine, if so provided in the terms of the Award.

9.6    Payment of Awards. Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance goals have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period. The Committee shall determine what, if any, payment is due with respect to an Award and, in the case of Performance Units, whether such payment shall be made in cash, Shares or a combination thereof. Payment shall be made in a lump sum within 60 days after the Committee determines that a payment is due (or at such other time as provided for in the Performance Share or Performance Unit agreement that either qualifies as a short-term deferral that is exempt from Section 409A, or satisfies Section 409A).

9.7    Termination of Employment or Service Due to Death or Disability. Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period by reason of death or Disability, then to the extent it is determined by the Committee following the end of the Performance Period in accordance with Section 9.6 that the performance goals have been attained, the Participant shall be entitled to a pro rata payment based on the number of months’ service during the Performance Period but based on the achievement of performance goals during the entire Performance Period; payment under these circumstances shall be made at the time payments are made to Participants who did not terminate service during the Performance Period, subject to Section 9.6 herein.

9.8    Termination of Employment or Service for Other Reasons. Unless provided otherwise in the Participant’s agreement evidencing his or her Performance Shares or Performance Units, if the employment or service of a Participant shall terminate before the end of a Performance Period for any other reason, all outstanding Awards of Performance Shares or Performance Units to such Participant shall be cancelled; provided, however, that in the event of a termination of the employment or service of the Participant by the Company other than for Cause, the Committee in its sole discretion may waive the foregoing automatic cancellation provision and pay out on a pro rata basis as set forth in Section 9.7 herein.

9.9    Nontransferability. Except as otherwise provided in the Participant’s agreement evidencing his or her Award of Performance Shares or Performance Units, Performance Shares and Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the Participant’s death, to the Participant’s Beneficiary or, if no Beneficiary has been designated by the Participant, by will or by the laws of descent and distribution. Further, except as otherwise provided in the Participant’s agreement evidencing his or her Award of Performance Shares or Performance Units, a Participant’s rights under the Plan shall inure during his or her lifetime only to such Participant.

ARTICLE 10

CASH AWARDS

10.1    Cash Awards. Subject to the limitations of Section 4.2 herein, the Committee may grant cash awards (“Cash Awards”), including, but not limited to, awards under the Company’s annual cash incentive program (executive incentive plan), to any Participant. The Committee shall determine the terms and conditions of such Cash Awards, including, without limitation, performance criteria which must be satisfied (which may, but need not, include Qualifying Performance Goals).

10.2    Section 409A Compliance. To the extent any Award is made pursuant to this Article 10 that constitutes “deferred compensation” under Section 409A, the terms of such Award shall be required to comply with Section 409A.

ARTICLE 11

QUALIFIED PERFORMANCE-BASED COMPENSATION

11.1    General. Notwithstanding any other terms of the Plan, the vesting, payability, and value (as determined by the Committee) of each Award other than an Option or SAR that, at the time of grant, the Committee intends to be Qualified Performance-Based Compensation shall be determined by the attainment of one or more Qualifying Performance Goals as determined by the Committee in conformity with Code Section 162(m). The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Qualifying Performance Goal(s) applicable to such Awards within ninety (90) days after the commencement of the period to which the Qualifying Performance Goal(s) relate(s) or such earlier time as is required to comply with Code Section 162(m) and the regulations thereunder. No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Qualifying Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Qualified Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Qualifying Performance Goal(s), but the Committee may reduce the value below such maximum if the terms of the Award so provide.

11.2    Qualifying Performance Measures. Unless and until the Committee proposes for a stockholder vote and the stockholders approve a change in the general Qualifying Performance Measures set forth in this Article 11, the Qualifying Performance Goal(s) upon which the payment or vesting of an Award that is intended to qualify as Qualified Performance-Based Compensation shall be limited to the following measures (referred to as “Qualifying Performance Measures”): earnings and earnings per share (before or after taxes); net income and net income per share (before or after taxes); pre-tax, pre-provision earnings and pre-tax, pre-provision earnings per share; core pre-tax, pre-provision earnings and core pre-tax, pre-provision earnings per share; pre-tax, pre-provision earnings or core pre-tax, pre-provision earnings to risk-weighted assets; revenues and gross profits (in total or with respect to specific categories or business units, including, without limitation, brokerage, trust and treasury management); operating or cash earnings; operating or cash earnings per share; return measures (including but not limited to total stockholder return, return on average assets, return on average stockholders’ equity and cash return on tangible equity); net interest income; net interest income on a tax equivalent basis; net interest margin; net interest margin on a tax equivalent basis; net non-interest expense to average assets; interest-sensitivity gap levels; expense targets; operating efficiency; market share; assets under management; new or net growth in merchant processing sales; growth in assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to number of account relationships or account balance amounts); growth in target market relationships; investments; value of assets; asset quality levels; charge-offs; loan-loss reserves; non-performing assets; Share price; regulatory compliance; satisfactory internal or external audits; stockholders’ equity and book value per share; tangible stockholders’ equity and tangible book value per share; tangible common equity and tangible common equity per share; tangible common equity to tangible assets; tangible common equity to risk-weighted assets; improvement of financial ratings; and achievement of balance sheet or income statement objectives, or other financial accounting or quantitative objectives established by the Committee.

Any Qualifying Performance Measure(s) may be used to measure the performance of the Company as a whole or any Subsidiary or business unit of the Company or any combination thereof, as the Committee may deem appropriate. Such performance may be measured in absolute terms and/or relative to the performance of a group of other companies or a published or special index that the Committee, in its sole discretion, deems appropriate. In the agreement evidencing the Award, the Committee may provide for accelerated vesting of any Award based on the achievement of Qualifying Performance Goal(s).

The Committee may provide in the agreement evidencing an Award that any evaluation of attainment of a Qualifying Performance Goal may include or exclude the effects of any of the following events that occurs during the relevant period: (i) extraordinary, unusual and/or non-recurring items of gain or loss; (ii) asset write-downs; (iii) litigation or claim judgments or settlements; (iv) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (v) any reorganization and restructuring programs; and (vi) acquisitions or divestitures.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Qualifying Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. For purposes of clarification, the Committee may, in its discretion, also grant performance-based Awards under the Plan that are not intended to satisfy, and do not satisfy, the requirements of Qualified Performance-Based Compensation.

ARTICLE 12

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit or right under the Plan is to be paid or transferred in case of his or her death before he or she receives any or all of such benefits or rights (a “Beneficiary” or “Beneficiaries”). Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits or rights remaining at the Participant’s death shall be paid or transferred to the Participant’s estate.

ARTICLE 13

RIGHTS OF EMPLOYEES AND DIRECTORS

13.1    Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary. For purposes of the Plan, unless the Committee provides otherwise in an Award agreement, service includes service of a Participant in any capacity as a director, advisory or emeritus director, officer or employee of the Company or any Subsidiary.

13.2    Participation. No Employee or Director shall be entitled to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14

CHANGE IN CONTROL

14.1    Effect of Change in Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 14 shall apply in the event of a Change in Control. The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred.

14.2    Conditional Vesting. Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 14.3 (a "Replacement Award") is provided to the Participant to replace an outstanding Award (the "Replaced Award") and except as otherwise provided by the Committee in the applicable Award Agreement:

(a)    Each SAR and Option then outstanding shall become fully vested and exercisable;

(b)    Any remaining Period of Restriction applicable to Restricted Stock or Restricted Stock Units shall automatically terminate and the Shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of Shares with respect to Restricted Stock Units shall occur pursuant to Section 8.11 above, provided, however, that with respect to any Restricted Stock or Restricted Stock Unit Award which is also a Performance-Based Award, the effect of Change in Control on such Award shall be determined applying the principles of Section 14.2(c) below as if such Award was a Performance Share Award;

(c)    Each Performance Unit or Performance Share Award held by the Participant shall be deemed earned and shall be paid to the extent of the greater of (i) the extent, as determined by the Committee, to which the Performance Goals applicable to such Performance-Based Award have been met during the applicable Performance Period up through and including the effective date of the Change in Control or (ii) the target number of Performance Units or Performance Shares determined at the date of grant; and

(d)    The treatment of any Cash Award shall be as determined by the Committee and reflected in the applicable Award Agreement.

14.3    Replacement Awards. An Award shall meet the conditions of this Section 14.3 (and hence qualify as a Replacement Award) if:

(a)    it has a value at least equal to the value of the Replaced Award;

(b)    it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(c)    its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 14.4).

(d)    Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 14.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

14.4    Separation from Service. Upon an involuntary separation from service of a Participant (other than for Cause but including voluntary resignation for good reason under an applicable plan or agreement) occurring in connection with or during the period of two (2) years after a Change in Control, all Replacement Awards held by the Participant to the extent not vested as of such separation, shall become fully vested and (if applicable) exercisable and free of restrictions.

ARTICLE 15

AMENDMENT, MODIFICATION AND TERMINATION

15.1    Amendment, Modification and Termination. The Board or the Committee may, at any time and from time to time, terminate, amend, or modify the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Company’s stockholders if, when and to the extent such stockholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such stockholder approval. In addition, Options and SARs issued under the Plan may not be repriced, replaced or regranted through cancellation, exchanged for cash or other Awards or by lowering the Exercise or Grant Price of a previously granted Option or SAR (other than as described in Section 4.4 herein) except with the approval of the Company’s stockholders and in compliance with Section 409A. Neither the Board nor the Committee may materially waive any conditions of, or rights of the Company under, or modify or amend the terms of any outstanding Award, nor may the Board or Committee amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise herein provided, including, without limitation as provided in Section 15.2 herein.

15.2    Awards Previously Granted. No termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant; provided, however, that the Participant shall be required to consent to any amendment or modification required by law or for the Plan to comply with Section 409A.

ARTICLE 16

WITHHOLDING

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making other arrangements acceptable to the Committee.

ARTICLE 17

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company.

ARTICLE 18

REQUIREMENTS OF LAW

18.1    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.2    Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.

18.3    Regulatory Requirements. Anything in this Plan or an Award to the contrary notwithstanding, it is intended, to the extent required, that this Plan and Awards granted hereunder comply with the requirements of similar legislative or regulatory limitations or requirements which may become applicable to the Company and the Awards made hereunder (collectively, the “Regulatory Requirements”), including, but not limited to, provisions limiting payment of certain bonus, incentive or retention compensation or “golden parachute payments” to certain officers or highly compensated employees, requiring that the Company may recover (claw-back) bonus and incentive compensation in certain circumstances, and precluding bonus and incentive arrangements that encourage unnecessary or excessive risks that threaten the value of Company, in each case within the meaning of the Regulatory Requirements, and only to the extent applicable to the Company and a Participant. The application of this Section 18.3 is intended to, and shall be interpreted, administered and construed to, cause the Plan and Awards to comply with the Regulatory Requirements and, to the maximum extent consistent with this Section 18.3 and the Regulatory Requirements, to permit the operation of the Plan and each Award in accordance with the terms and provision thereof before giving effect to the provisions of this Section 18.3 or the Regulatory Requirements.

ARTICLE 19

ADDITIONAL PROVISIONS

19.1    Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)    If to the Committee:
LegacyTexas Financial Group, Inc.
5851 Legacy Circle
Plano, Texas 75024
Attention: Corporate Secretary

(b)    If to a Participant, to such person’s address as shown in the Company’s records.

19.2    Election to Defer. To the extent provided by the Committee under this Plan or an applicable deferral plan established by the Company or a Subsidiary, the receipt of payment of cash or delivery of Shares that would otherwise be due to a Participant pursuant to an Award hereunder, other than Options and SARs, may be deferred at the election of the Participant. Any such deferral elections and the payment of any amounts so deferred shall be made in accordance with such rules and procedures as the Committee may establish under this Plan or the applicable deferral plan, which rules and procedures shall comply with Section 409A of the Code.

19.3    Other Restrictions, Limitations and Clawback; Compliance with Law, Rules and Regulations. The Committee may provide that a Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, to delayed or deferred payment or to holding period requirements upon the occurrence of certain specified events or circumstances in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, (a) termination of employment for Cause, (b) fraudulent or illegal actions or other misconduct, (c) violation of any Company and/or Subsidiary code of ethics, conflict of interest, insider trading or similar policy or code of conduct applicable to the Participant, (d) failure to enter into, or the breach of, any noncompetition, nonsolicitation, confidentiality, or other restrictive covenant that may apply to the Participant, (e) other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries or

(f) requirements of applicable laws, rules or regulations, including the Regulatory Requirements (as described in Section 18.3). If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 (and not otherwise exempted), or in other circumstances subjecting Participants to the obligation to repay, and for the Company to recoup (clawback) incentive or other compensation, the Participant shall reimburse the Company with respect to payments received upon exercise or in settlement of an Award earned or accrued, and/or outstanding Awards shall be reduced, surrendered or cancelled, in such amount and with respect to such time period as the Committee shall determine to be required by applicable law, rule or regulation.

19.4    Compliance with Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, annual incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement. In the case of amounts intended to be deferrals of compensation subject to Section 409A the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount payable under an Award as a result of the separation from service (other than due to death) occurring while the Participant is a “specified employee” (as defined in Section 409A) constitutes a deferral of compensation subject to Section 409A, then payment of such amount shall not occur until six (6) months and a day after the date of Participant’s “separation from service” except as permitted under Section 409A. With respect to any Award that is not exempt from Section 409A, all references in this Plan to a termination of employment or service or a “separation from service” shall mean a cessation or reduction in the Participant’s services for the Company (and any other affiliated entities that are deemed to constitute a “service recipient” as defined in Treasury Regulation §1.409A-1(h)(3)) that constitutes a “Separation from Service” as determined under Section 409A of the Code, taking into account all of the facts, circumstances, rules and presumptions set forth in Treasury Regulation §1.409A-1(h).

APPENDIX B
CHARTER AMENDMENT

The shareholders of the Company are being requested to approve an amendment to Article 7, Section B of the Company’s charter. As amended, Article 7, Section B will read in its entirety substantially as follows (deletions shown by strikethrough; additions shown by underline):

B. Number, Class and Terms of Directors; Cumulative Voting. The number of directors constituting the Board of Directors of the Corporation shall initially be eight ~~seven~~, which number may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, however, that such number shall never be less than the minimum number of directors required by the Maryland General Corporation Law (the “MGCL”) now or hereafter in force. Except with respect to any director ~~The directors, other than those~~ who may be elected by the holders of any series of Preferred Stock, ~~shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class ("Class I") to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class ("Class II") to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class ("Class III") to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders,~~ all directors of the Corporation shall be elected annually. Each director shall hold office ~~directors elected to succeed those directors whose terms expire shall be elected~~ for a term ending ~~of office to expire~~ at the next ~~third~~ succeeding annual meeting of stockholders beginning with the annual meeting held in 2018 and ~~after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office~~ until his or her successor shall have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office notwithstanding that any director may have been elected for a term that extended beyond the date of the 2018 annual meeting.
The names of the individuals who will serve as directors of the Corporation until their successors are elected and qualify are as follows: Anthony J. LeVecchio; Kevin J. Hanigan; Bruce W. Hunt; James Brian McCall; Karen H. O'Shea; Arcilia C. Acosta; George A. Fisk; and R. Greg Wilkinson.

~~(1) Class I directors:~~

~~Name~~	~~Term to Expire in~~
~~James B. McCarley~~	~~2011~~
~~Karen H. O’Shea~~	~~2011~~

~~(2) Class II directors:~~

~~Name~~	~~Term to Expire in~~
~~Garold R. Base~~	~~2012~~
~~Anthony J. LeVecchio~~	~~2012~~
~~V. Keith Sockwell~~	~~2012~~

~~(3) Class III directors:~~

~~Name~~	~~Term to Expire in~~
~~Gary D. Basham~~	~~2013~~
~~Jack D. Ersman~~	~~2013~~

Stockholders shall not be permitted to cumulate their votes in the election of directors.

B - 1

APPENDIX C
PROPOSED BYLAW AMENDMENTS

As amended, Article I, Section 7 of the Company’s bylaws will read in its entirety substantially as follows (deletions shown by strikethrough; additions shown by underline):

Section 7.    Proxies and Voting.
Unless the Charter of the Corporation provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not entitled to be voted if any installment payable on it is overdue and unpaid. ~~In all elections for directors, directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Charter of the Corporation, all other matters voted on by stockholders shall be determined by a majority of the votes cast on the matter.~~
In all elections for directors at meetings of stockholders, other than Contested Elections, each director shall be elected by a majority of the votes cast with respect to such director, meaning that in order to be elected, the number of votes cast “for” a director nominee’s election must exceed the number of votes cast “against” such director nominee’s election. In the case of any Contested Election, directors shall be elected by a plurality of the votes cast. An election for directors at a meeting of stockholders shall be deemed a “Contested Election” if, in connection with such meeting, (i) the Corporation shall have received one or more notices that a stockholder has nominated or intends to nominate a person or persons for election as a director, which notice(s) purports to be in compliance with the requirements of Article I, Section 6(b) of these Bylaws or the requirements of applicable rules of the SEC then in effect, irrespective of whether the Corporation has determined that any such notice is in compliance with such requirements, and (ii) as of the tenth (10th) day prior to the date on which the Corporation files its definitive proxy statement for such meeting with the SEC (regardless of whether such proxy statement thereafter is revised or supplemented), such nomination(s) or proposed nomination(s) have not been withdrawn by such stockholder and, as a result, the number of nominees or proposed nominees for election at such meeting exceed the number of directors to be elected at such meeting.
Except as otherwise required by law or as provided in the Charter of the Corporation, all matters voted on by stockholders at a meeting of stockholders other than the election of directors shall be determined by a majority of the votes cast on the matter.
A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as the proxy to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.
As amended, Article II, Section 1 of the Company’s bylaws (which is contingent on shareholder approval of the proposed amendment to Article 7 of the Company’s charter), will read in its entirety substantially as follows (deletions shown by strikethrough; additions shown by underline):
Section 1.    General Powers, Number and Term of Office.

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall, by virtue of the Corporation's election made hereby to be governed by Section 3-804(b) of the MGCL, be fixed from time to time exclusively by vote of the Board of Directors; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. The Board of Directors shall annually elect a Chairman of

C - 1

the Board and a President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings.

The directors, other than those who may be elected by the holders of any series of preferred stock, shall be elected annually, ~~divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter,~~ with each director to hold office until his or her successor shall have been duly elected and qualified, or until the director’s earlier death, resignation or removal. ~~At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her successor shall have been duly elected and qualified.~~

As amended, Article II, Section 2 of the Company’s bylaws (which is contingent on shareholder approval of the proposed amendment to Article 7 of the Company’s charter), will read in its entirety substantially as follows (deletions shown by strikethrough; additions shown by underline):

Section 2.    Vacancies and Newly Created Directorships.
Subject to the rights of holders of any class or series of preferred stock and by ~~By~~ virtue of the Corporation's election made hereby to be subject to Section 3-804(c) of the MGCL, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office ~~for the remainder of the full term of the class of directors in which the vacancy occurred and until a~~ until the next annual meeting of stockholders and until his or her successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
PROPOSED MAJORITY VOTING DIRECTOR RESIGNATION POLICY
The Board of Directors of the Company has approved the following Majority Voting Director Resignation Policy to be effective beginning at our 2018 annual shareholders’ meeting.
Majority Voting Director Resignation Policy
In accordance with the charter and bylaws of LegacyTexas Financial Group, Inc. (the “Company”), if none of the Company’s shareholders provide the Company notice of an intention to nominate one or more candidates to compete with the nominees of the Board of Directors in a director election, or if the shareholders have withdrawn all such nominations by the tenth (10th) day before the Company mails its notice of meeting to the shareholders, then a nominee for election to the Board of Directors must receive a majority of the votes cast at an Annual Meeting of the Shareholders at which a quorum is present.  A nominee shall be elected as a director by a majority of the votes cast if the votes cast for the nominee’s election as a director exceed the votes cast against such nominee’s election as a director.
If a director is subject to re-election by a majority of the votes cast, and if he or she fails to receive the required number of votes for re-election, then the Board of Directors expects the director to tender his or her resignation.  The Board of Directors shall nominate for election or re-election as a director only those candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, irrevocable resignations that will be effective upon:  (a) their failure to receive the required vote at the next annual meeting at which they face re-election; and (b) the acceptance of such resignation by the Board of Directors.  In addition, the Board of Directors shall fill vacancies on the Board of Directors and new directorships only with candidates who agree to tender, promptly following their appointment to the Board of Directors, the same form of resignation tendered by other directors in accordance with this policy.
If an incumbent director fails to receive the required vote for re-election, the Board of Directors shall act on an expedited basis to determine whether to accept the director’s resignation.  The director whose resignation is under consideration shall abstain from participating in any decision regarding that resignation.  The Board of Directors may consider any factors they deem to be relevant in deciding to accept such a director’s resignation.

C - 2

REVOCABLE PROXY

LegacyTexas Financial Group, Inc.

ANNUAL MEETING OF SHAREHOLDERS

MAY 22, 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The signer(s) on the reverse side hereby appoint(s) the Board of Directors of LegacyTexas Financial Group, Inc., with full powers of substitution, to act as attorneys and proxies, to vote all shares of common stock of LegacyTexas Financial Group, Inc. which the signer(s) is/are entitled to vote at the Annual Meeting of Shareholders ("Meeting") to be held on May 22, 2017 at the LegacyTexas Business Center located at 5400 Independence Parkway, Suite 200, Plano, Texas 75023 at 3:30 p.m. Central Time. The Board of Directors is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side.

This proxy will be voted as directed, but if this proxy is signed and dated and no instructions are specified, this proxy will be voted "FOR" proposals 1, 2, 4, 5 and 6 and for a ONE year frequency on proposal 3, as set forth on the reverse side. Should a nominee be unable to serve as a director, an event that we do not anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors of LegacyTexas Financial Group, Inc. If any other business is presented at the Meeting, this proxy will be voted by the majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of LegacyTexas Financial Group, Inc. at the Meeting of the signer(s') decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of LegacyTexas Financial Group, Inc. at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on the reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
LegacyTexas Financial Group, Inc.'s Notice of Annual Meeting, proxy statement and 2016 Annual Report on Form 10-K are available on the Internet at http://www.viewproxy.com/LTXB/2017

Please mark your votes like this ☒

1. Election of the following director nominees:
   Nominees: (01) George A. Fisk
   (02) James Brian McCall
   (03) Karen H. O'Shea

☐ FOR ALL ☐ WITHHOLD ☐ FOR ALL EXCEPT

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

2. Advisory (non-binding) vote on executive compensation.

☐ FOR ☐ AGAINST ☐ ABSTAIN

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

Please indicate if you plan to attend this meeting. ☐

☐ 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

To transact such other business as may properly come before the meeting, or any adjournments thereof.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 4, 5, AND 6 AND FOR A ONE YEAR FREQUENCY ON PROPOSAL 3.

If no direction is made, this proxy will be voted FOR Proposals 1, 2, 4, 5 and 6 and for a ONE YEAR frequency on Proposal 3.

The below signed acknowledge(s) receipt from LegacyTexas Financial Group, Inc. prior to the execution of this proxy of the Notice of Annual Meeting and a Proxy Statement dated April 17, 2017.

Date ______________________________

Signature ______________________________

Signature ______________________________

(Joint Owners)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

CONTROL NUMBER

→ ☐

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

→ ☐

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/LTXB

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.